                                                        Exhibit 10.3



                PARK BROADCASTING, INC., as Issuer


          IBJ SCHRODER BANK & TRUST COMPANY, as Trustee


                       ____________________



                            INDENTURE



                     Dated as of May 13, 1996


                       ____________________


                           $241,000,000


                  11-3/4% Senior Notes due 2004

  Reconciliation and tie between Trust Indenture Act of 1939 and Indenture, dated as of May 13, 1996

Trust Indenture                                   Indenture
 Act Section                                      Section

{ 310(a)(1)    ...................................  6.09
   (a)(2)    ...................................  6.09
   (a)(3)    ...................................  Not Applicable
   (a)(4)    ...................................  Not Applicable
   (a)(5)    ...................................  6.09
   (b)       ...................................  6.08, 6.10
   (c)       ...................................  Not Applicable
{ 311(a)       ...................................  6.13
   (b)       ...................................  6.13
   (c)       ...................................  Not Applicable
{ 312(a)       ...................................  7.01
   (b)       ...................................  7.02
   (c)       ...................................  7.02
{ 313(a)       ...................................  7.03
   (b)       ...................................  7.03
   (c)       ...................................  7.03
   (d)       ...................................  7.03
{ 314(a)       ...................................  7.04; 10.08;
                                                   10.09
   (b)       ...................................  N.A.
   (c)(1)    ...................................  1.04
   (c)(2)    ...................................  1.04
   (c)(3)    ...................................  Not Applicable
   (d)       ...................................  N.A.
   (e)       ...................................  1.04
   (f)       ...................................  Not Applicable
{ 315(a)       ...................................  6.01(a)
   (b)       ...................................  6.02
   (c)       ...................................  6.01(b)
   (d)       ...................................  6.01(c)
   (e)       ...................................  5.14
{ 316(a) (last
   sentence) ...................................  1.01
                                                 (definition
                                                 of "Out-
                                                 standing")
   (a)(1)(A) ...................................  5.12
   (a)(1)(B) ...................................  5.13
   (a)(2)    ...................................  Not Applicable

   (b)       ...................................  5.08
   (c)       ...................................  9.04
{ 317(a)(1)    ...................................  5.03
   (a)(2)    ...................................  5.04
   (b)       ...................................  10.03
{ 318(a)       ...................................  1.08



Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of this Indenture.

                        TABLE OF CONTENTS

                                                           Page

PARTIES ..................................................    1

RECITALS .................................................    1

                           ARTICLE ONE

               DEFINITIONS AND OTHER PROVISIONS OF
                       GENERAL APPLICATION


Section 1.01.  Definitions.....................................   1
Section 1.02.  Other Definitions...............................  27
Section 1.03.  Rules of Construction...........................  28
Section 1.04.  Form of Documents Delivered to Trustee..........  29
Section 1.05.  Acts of Holders.................................  30
Section 1.06.  Notices, etc., to the Trustee and the
               Company.........................................  31
Section 1.07.  Notice to Holders; Waiver.......................  32
Section 1.08.  Conflict with Trust Indenture Act...............  32
Section 1.09.  Effect of Headings and Table of Content.........  33
Section 1.10.  Successors and Assigns..........................  33
Section 1.11.  Separability Clause.............................  33
Section 1.12.  Benefits of Indenture...........................  33
Section 1.13.  GOVERNING LAW...................................  33
Section 1.14.  No Recourse Against Others......................  34
Section 1.15.  Independence of Covenants.......................  34
Section 1.16.  Exhibits and Schedules..........................  34
Section 1.17.  Counterparts....................................  34
Section 1.18.  Duplicate Originals.............................  34
Section 1.19.  Incorporation by Reference of TIA...............  34

                           ARTICLE TWO

                          SECURITY FORMS

Section 2.01.  Form and Dating ................................  35
Section 2.02.  Execution and Authentication; Aggregate
                 Principal Amount .............................  36

Section 2.03.  Restrictive Legends ............................  37
_________________

Note: This table of contents shall not, for any purpose, be deemed to be a part of this Indenture.

Section 2.04.   Book-Entry Provisions for Global
               Security .......................................  39
Section 2.05.   Special Transfer Provisions ...................  40


                          ARTICLE THREE

                            THE NOTES
Section 3.01.   Title and Terms............................  43
Section 3.02.   Denominations..............................  43
Section 3.03.   [Intentionally Omitted]....................  43
Section 3.04.   Temporary Notes............................  43
Section 3.05.   Registration, Registration of Trans-
                fer and Exchange...........................  44
Section 3.06.   Mutilated, Destroyed, Lost and Stolen
                Notes......................................  46
Section 3.07.   Payment of Interest; Interest Rights
                Preserved..................................  46
Section 3.08.   Persons Deemed Owners......................  48
Section 3.09.   Cancellation...............................  48
Section 3.10.   Computation of Interest....................  49
Section 3.11.   Legal Holidays.............................  49
Section 3.12.   CUSIP Number...............................  49
Section 3.13.   Payment of Additional Interest Under
                Registration Rights Agreement..............  49

                           ARTICLE FOUR

                DEFEASANCE OR COVENANT DEFEASANCE

Section 4.01.   The Company's Option To Effect Defea-
                sance or Covenant Defeasance................ 50
Section 4.02.   Defeasance and Discharge.................... 50
Section 4.03.   Covenant Defeasance......................... 51
Section 4.04.   Conditions to Defeasance or Covenant
                Defeasance.................................. 51
Section 4.05.   Deposited Money and U.S. Government
                Obligations To Be Held in Trust;
                Other Miscellaneous Provisions.............. 53
Section 4.06.   Reinstatement............................... 54
Section 4.07.   Repayment to Company........................ 54



                           ARTICLE FIVE

                             REMEDIES

Section 5.01.    Events of Default........................  55
Section 5.02.    Acceleration of Maturity; Rescission
                 and Annulment............................  57
Section 5.03.    Collection of Indebtedness and Suits
                 for Enforcement by Trustee; Other
                 Remedies.................................  58
Section 5.04.    Trustee May File Proofs of Claims........  60
Section 5.05.    Trustee May Enforce Claims Without
                 Possession of Notes......................  61
Section 5.06.    Application of Money Collected...........  61
Section 5.07.    Limitation on Suits......................  62
Section 5.08.    Unconditional Right of Holders To
                 Receive Principal, Premium and
                 Interest.................................  62
Section 5.09.    Restoration of Rights and Remedies.......  63
Section 5.10.    Rights and Remedies Cumulative...........  63
Section 5.11.    Delay or Omission Not Waiver.............  63
Section 5.12.    Control by Majority......................  63
Section 5.13.    Waiver of Past Defaults..................  64
Section 5.14.    Undertaking for Costs....................  65
Section 5.15.    Waiver of Stay, Extension or Usury
                 Laws.....................................  65


                           ARTICLE SIX

                           THE TRUSTEE
Section 6.01.    Certain Duties and Responsibilities......  66
Section 6.02.    Notice of Defaults.......................  67
Section 6.03.    Certain Rights of Trustee................  67
Section 6.04.    Trustee Not Responsible for Recitals,
                 Dispositions of Notes or Applica-
                 tion of Proceeds Thereof.................  68
Section 6.05.    Trustee and Agents May Hold Notes;
                 Collections; etc.........................  69
Section 6.06.    Money Held in Trust......................  69
Section 6.07.    Compensation and Indemnification of
                 Trustee and Its Prior Claim..............  69
Section 6.08.    Conflicting Interests....................  70
Section 6.09.    Corporate Trustee Required; Eligibil-
                  ity ....................................  70

Section 6.10.   Resignation and Removal; Appointment
                 of Successor Trustee ....................  71

Section 6.11.   Acceptance of Appointment by Succes-
                 sor ..................................... 73
Section 6.12.   Successor Trustee by Merger, etc. ........ 74
Section 6.13.   Preferential Collection of Claims
                 Against Issuers ......................... 74



                          ARTICLE SEVEN

                  HOLDERS' LISTS AND REPORTS BY
                       TRUSTEE AND COMPANY
Section 7.01.    Preservation of Information; Company
                 To Furnish Trustee Names and
                 Addresses of Holders.................... 75
Section 7.02.    Communications of Holders............... 75
Section 7.03.    Reports by Trustee...................... 75
Section 7.04.    Reports by the Company.................. 76

                          ARTICLE EIGHT

                      SUCCESSOR CORPORATION

Section 8.01.    When the Company May Merge, etc. ....... 76
Section 8.02.    Successor Substituted .................. 77



                           ARTICLE NINE

               AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01.    Without Consent of Holders.............. 77
Section 9.02.    With Consent of Holders................. 78
Section 9.03.    Compliance with Trust Indenture Act..... 80
Section 9.04.    Revocation and Effect of Consents....... 80
Section 9.05.    Notation on or Exchange of Notes........ 81
Section 9.06.    Trustee May Sign Amendments, etc........ 81

                           ARTICLE TEN

                            COVENANTS

Section 10.01.   Payment of Principal, Premium and
                  Interest .............................. 81

Section 10.02.  Maintenance of Office or Agency ......... 81

Section 10.03.  Money for Note Payments To Be Held in
                 Trust ...................................   82
Section 10.04.  Existence ................................   84
Section 10.05.  Payment of Taxes and Other Claims ........   84
Section 10.06.  Maintenance of Properties ................   85
Section 10.07.  Insurance ................................   85
Section 10.08.  Compliance Certificate ...................   85
Section 10.09.  Provision of Financial Statements ........   86
Section 10.10.  [Intentionally Deleted] ..................   87
Section 10.11.  Limitation on Incurrence of Indebted-
                 ness ....................................   87
Section 10.12.  Limitation on Restricted Payments ........   90
Section 10.13.  Limitations on Transactions with
                 Affiliates ..............................   92
Section 10.14.  Limitation on Asset Sales ................   94
Section 10.15.  Change of Control ........................   98
Section 10.16.  Limitations on Liens Securing Certain
                 Debt.....................................  101
Section 10.17.  Limitation on Dividends and Other
                 Payment Restrictions Affecting Sub-
                 sidiaries ...............................  101
Section 10.18.  Limitation on Subsidiary Capital
                 Stock ...................................  103
Section 10.19.  Limitation on Amendment of Tax Shar-
                 ing Agreement ...........................  103
Section 10.20.  Limitation on Line of Business ...........  103
Section 10.21.  Certain Exceptions for Capital Con-
                 tributions To Refinance the Exist-
                 ing Credit Facility .....................  103

                          ARTICLE ELEVEN

                       REDEMPTION OF NOTES
Section 11.01.  Optional and Special Redemption ..........  104
Section 11.02.  Applicability of Article .................  105
Section 11.03.  Election To Redeem; Notice to
                 Trustee .................................  105
Section 11.04.  Selection by Trustee of Notes To Be
                 Redeemed ................................  105
Section 11.05.  Notice of Redemption .....................  106
Section 11.06.  Deposit of Redemption Price ..............  107
Section 11.07.  Notes Payable on Redemption
                 Date ....................................  107
Section 11.08.  Notes Redeemed or Purchased in Part ......  108

                          ARTICLE TWELVE

                    SATISFACTION AND DISCHARGE

Section 12.01.  Satisfaction and Discharge of Inden-
                 ture .................................... 108

Section 12.02.  Application of Trust Money ............... 109


TESTIMONIUM .............................................. 110

SIGNATURES ............................................... 110

Exhibit A - Form of Initial Note ......................... A-1

Exhibit B - Form of Exchange Note ........................ B-1

Exhibit C - Form of Certificate To Be Delivered in
          Connection with Transfers to Non-QIB
          Accredited Investors ........................... C-1

Exhibit D - Form of Certificate To Be Delivered in
          Connection with Transfers Pursuant to
          Regulation S ................................... D-1

Exhibit E - Form of Original Issue Discount Legend........ E-1

Schedule A- List of Unrestricted Subsidiaries as of the Issue Date

     INDENTURE, dated as of May 13, 1996, by and between PARK BROADCASTING, INC., a Delaware corporation (the "Com-pany"), and IBJ SCHRODER BANK & TRUST COMPANY, a New York bank-ing company, as trustee (the "Trustee").

                             RECITALS

     The Company has duly authorized the creation of an issue of 11-3/4% Senior Notes due 2004 (the "Initial Notes") and Series B 11-3/4% Senior Notes due 2004 to be issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement (the "Exchange Notes"), and to provide there-for the Company has duly authorized the execution and delivery of this Indenture.

     All things necessary have been done to make the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company and to make this Indenture a valid agreement of the Company, in accordance with the terms hereof.

     NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     For and in consideration of the premises and the pur-chase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:


                           ARTICLE ONE

  DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

     Section 1.01.  Definitions.

     "Acquired Debt" means, with respect to any specified Person, Indebtedness of any other Person (the "Acquired Per-son") existing at the time the Acquired Person merges with or into, or becomes a Restricted Subsidiary of, such specified Person, including Indebtedness incurred in connection with, or in contemplation of, the Acquired Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person.

     "Acquired Person" has the meaning set forth in the definition of "Acquired Debt."

     "Affiliate" means, with respect to any specified Per-son, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "con-trol" (including, with correlative meanings, the terms "con-trolling," "controlled by" and "under common control with") of any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of vot-ing securities, by agreement or otherwise.

     "Applicable Premium" means, with respect to a Note, the greater of (i) 1.0% of the then outstanding principal amount of such Note and (ii)(a) the present value of all remaining required interest and principal payments due on such Note and all premium payments relating thereto assuming a redemption date of May 15, 2001, computed using a discount rate equal to the Treasury Rate plus 75 basis points minus (b) the then outstanding principal amount of such Note minus
(c) accrued interest paid on the date of redemption.

     "Asset Sale" means (i) any sale, lease, conveyance or other disposition by the Company or any Restricted Subsidiary of any property or assets (including by way of a sale-and-leaseback) other than in the ordinary course of business or
(ii) the issuance or sale of Capital Stock of any Restricted Subsidiary (but not of any Unrestricted Subsidiary), in the case of each of (i) and (ii), whether in a single transaction or a series of related transactions, to any Person (other than to the Company or a Wholly Owned Restricted Subsidiary); pro-vided, however, that for purposes of Section 10.14, Asset Sales shall not include: (a) a transaction or series of related transactions for which the Company or the applicable Restricted Subsidiary receives aggregate consideration of less than $500,000 in any fiscal year; (b) transactions complying with
Section 8.01; (c) any Lien securing Indebtedness to the extent that such Lien is granted in compliance with Section 10.16;
(d) any Restricted Payment (or Permitted Investment) permitted by Section 10.12; and (e) any disposition of assets or property to the extent such property or assets are obsolete, worn out or no longer useful in the Company's or any Restricted Subsid-iary's business; provided, however, that the fair market value (determined reasonably and in good faith by the Board of Direc-tors of the Company) of any assets or property so disposed of shall not exceed $500,000 in the aggregate in any given year. Notwithstanding anything herein to the contrary, (A) no sale, lease, conveyance or other disposition of all or any portion of the Radio Station Assets or dividend from the operations of, or from any sale or disposition of, any Radio Station Assets

(unless received in repayment of a Radio Note) and (B) no sale, lease, conveyance or other disposition of all or any portion of property or assets used in or related to the television station WUTR (including by way of the sale of the Capital Stock of the Subsidiary owning such property or assets) shall be deemed an Asset Sale; provided, however, that any transaction (or series of transactions) described in clause (B) is in the aggregate for fair market value.

     "Bankruptcy Law" means Title 11, United States Bank-ruptcy Code of 1978, as amended, or any similar United States Federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors, or any amendment to, succession to or change in any such law.

     "Board of Directors" means, with respect to any Per-son, the board of directors, management committee or similar governing body or any authorized committee thereof responsible for the management of the business and affairs of such Person.

     "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assis-tant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking insti-tutions in The City of New York, State of New York, are autho-rized or obligated by law, regulation or executive order to close.

     "Capital Lease Obligation" of any Person means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease for property leased by such Person that would at such time be required to be capi-talized on the balance sheet of such Person in accordance with GAAP.

     "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, par-ticipations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person, including any Preferred Stock.

     "Cash Equivalents" means (a) securities with maturities of one year or less from the date of acquisition issued, fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit, time deposits, overnight bank deposits, bankers' acceptances and repurchase agreements issued by a Qualified Issuer having maturities of 270 days or less from the date of acquisition,
(c) commercial paper of an issuer rated at least A-2 by Stan-dard & Poor's Corporation or at least P-2 by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agen-cies cease publishing ratings of investments, and having maturities of 270 days or less from the date of acquisition, and (d) money market accounts or funds with or issued by Quali-fied Issuers.

     "Change of Control" means the occurrence of any of the following events: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange
Act), other than the Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immedi-ately or only after the passage of time), directly or indi-rectly, of 50% or more of the voting power of the total out-standing Voting Stock of the Company, Park Communications or PAI, as the case may be; (b) during any period of two consecu-tive years, individuals who at the beginning of such period constituted the Board of Directors of the Company, Park Commu-nications or PAI, as the case may be (together with any new directors whose election to such Board of Directors, or whose nomination for election by the stockholders of the Company, Park Communications or PAI, as the case may be, was approved by a vote of the Permitted Holders who at the time of the vote are stockholders of the Company, Park Communications or PAI, as the case may be, or either (i) 66-2/3% or (ii) all remaining mem-bers of the Board of Directors of the Company, Park Communica-tions or PAI, as the case may be, then still in office who were either directors at the beginning of such period or whose elec-tion or nomination for election was previously so approved), cease for any reason to constitute a majority of such Board of Directors of the Company, Park Communications or PAI, as the case may be, then in office; (c) the sale or other disposition of all or substantially all of the Capital Stock or assets of the Company, Park Communications or PAI, as the case may be, to any "person" or "group" (as defined in Rule 13d-5 under the

Exchange Act), other than to the Permitted Holders, as an entirety or substantially as an entirety in a single transac-tion or a series of related transactions; or (d) the Company, Park Communications or PAI, as the case may be, consolidates with or merges with or into another Person or any Person con-solidates with or merges with or into the Company, other than in any such transaction where immediately after such transac-tion the "beneficial owners" of the Voting Stock of the Com-pany, Park Communications or PAI, as the case may be, immedi-ately prior to such transaction or the Permitted Holders own at least a majority of the voting power of the outstanding Voting Stock of the Surviving Person immediately after the consumma-tion of such transaction. For purposes of the foregoing defi-nition of Change of Control, the transfer (by lease, assign-ment, sale or otherwise, in a single transaction or series of related transactions) of all or substantially all of the prop-erties or assets of one or more Subsidiaries of the Company the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

     "Change of Control Triggering Event" means the occur-rence of both a Change of Control and a Rating Decline.

     "Commission" or "SEC" means the Securities and Exchange Commission, as from time to time constituted, or if at any time after the execution of this Indenture such Commission is not existing and performing the applicable duties now assigned to it, then the body or bodies performing such duties at such time.

     "Communications Notes" means the $80.0 million aggre-gate principal amount of 13-3/4% Senior Pay-in-Kind Notes due 2004 of Park Communications to be issued under an indenture to be dated May 13, 1996 between Park Communications and IBJ Schroder Bank & Trust Company, as trustee.

     "Communications Senior Credit Facility" means the
Credit Agreement, to be entered into as of the Issue Date, among Park Communications, the Subsidiaries of Park Communica-tions named therein and the lenders named therein, as the same may be amended, modified, renewed, refunded, replaced or refi-nanced (collectively, "refinanced") from time to time, includ-ing (i) any related notes, letters of credit, guarantees, col-lateral documents, instruments and agreements executed in con-nection therewith, and in each case as amended, modified or refinanced from time to time and (ii) any notes, guarantees, collateral documents, instruments and agreements executed in connection with any such amendment, modification or refinanc-ing; provided, however, that (A) no amendment, modification or refinancing shall be permitted unless the terms thereof require substantially the same application of the proceeds of the sale or other disposition of the Radio Station Assets (including amount and timing) to the repayment of indebtedness under the Communications Senior Credit Facility (and do not require pre-payment from the sale or other disposition of, or any different restriction (as compared to terms in effect on the Issue Date) in respect of, KEZX-AM and KWJZ-FM) and (B) after such time as the $58.0 million aggregate principal amount outstanding under the Communications Senior Credit Facility on the Issue Date is first repaid other than through a refinancing, the Communica-tions Senior Credit Facility shall be deemed not to exist for purposes of any exception to the covenants in this Indenture.

     "Company" means the Person named as the "Company" in the first paragraph of this Indenture, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such suc-cessor Person.

     "Company Request" or "Company Order" means a written request or order of the Company signed in the name of the Com-pany by an officer of the Company.

     "Consolidated Interest Expense" means, with respect to any period, the sum of (i) the interest expense of the Com-pany and the Restricted Subsidiaries for such period (other than any interest expense for such period attributable to
(i) the Communications Senior Credit Facility and (ii) the amortization of issuance costs related to the Notes), deter-mined on a consolidated basis in accordance with GAAP consis-tently applied, including, without limitation, (a) amortization of debt discount, (b) the net payments, if any, under Interest Rate Agreement Obligations (including amortization of dis-counts), (c) the interest portion of any deferred payment obli-gation and (d) accrued interest, plus (ii) the interest compo-nent of all Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and the Restricted Subsidiaries during such period, and all capitalized interest of the Company and the Restricted Subsidiaries, in each case as determined on a consolidated basis in accordance with GAAP consistently applied.

     "Consolidated Net Income" means, with respect to any period, the net income (or loss) of the Company and the Restricted Subsidiaries for such period, determined on a con-solidated basis in accordance with GAAP consistently applied and adjusted (i) by adding the amount of interest expense for such period calculated in accordance with GAAP attributable to
(x) the Communications Senior Credit Facility and (y) debt issuance costs related to the Notes (in each case to the extent deducted in calculating such net income (or loss)), (ii) by adding the amount of corporate overhead for such period of Park Communications allocated to the Company and its Subsidiaries in accordance with GAAP consistently applied and deducted in cal-culating such net income (or loss), (iii) by adding the amount of management advisory fees paid by the Company to Park Commu-nications for such period and deducted in calculating such net income (or loss) and (iv) to the extent included in calculating such net income (or loss), by excluding, without duplication,
(a) all extraordinary gains but not losses (less all fees and expenses relating thereto) together with any related provisions for taxes, (b) the portion of net income (or loss) of the Com-pany and the Restricted Subsidiaries allocable to interests in unconsolidated Persons or Unrestricted Subsidiaries, except (other than with respect to Unrestricted Subsidiaries that own the Radio Station Assets) to the extent of the amount of divi-dends or distributions actually paid in cash to the Company or the Restricted Subsidiaries by such other Person or Unre-stricted Subsidiaries during such period (subject in the case of any such dividend or distribution to any Restricted Subsid-iary to the limitations set forth in clause (e) below), (c) net income (or loss) of any Person combined with the Company or any Restricted Subsidiary on a "pooling of interests" basis attrib-utable to any period prior to the date of combination, (d) net gains but not losses (less all fees and expenses relating thereto) in respect of dispositions of assets (including, with-out limitation, pursuant to sale-and-leaseback transactions) other than in the ordinary course of business, together with any related provisions for taxes, (e) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsid-iary of that income to the Company is not at the time permit-ted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders (regardless of any waiver in respect thereof), and (f) any amount attributable to the operations of the Radio Station Assets or received by the

Company or any Restricted Subsidiary as a dividend (including, without limitation, any dividend made from the proceeds of any sale or disposition of Radio Station Assets) from any Unre-stricted Subsidiary owning the Radio Station Assets or as a dividend or other distribution from any Restricted Subsidiary to the extent relating to the operations of or resulting from the sale or disposition of any Radio Station Assets.

     "Consolidated Net Worth" means, with respect to any Person on any date, the equity of the common and preferred stockholders of such Person and its Restricted Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP consistently applied.

     "consolidation" means, with respect to any Person, the consolidation of the accounts of its Restricted Subsidiar-ies with those of such Person, all in accordance with GAAP; provided, however, that "consolidation" will not include con-solidation of the accounts of any Unrestricted Subsidiary with the accounts of such Person. The term "consolidated" has a correlative meaning to the foregoing.

     "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at One State
Street, New York, New York 10004.

     "Cumulative Consolidated Interest Expense" means, as of any date of determination, Consolidated Interest Expense from the Issue Date to the end of the Company's most recently ended full fiscal quarter prior to such date, taken as a single accounting period.

     "Cumulative Operating Cash Flow" means, as of any date of determination, Operating Cash Flow from the Issue Date to the end of the Company's most recently ended fiscal quarter prior to such date, taken as a single accounting period.

     "Debt to Operating Cash Flow Ratio" means, with respect to any date of determination, the ratio of (i) the aggregate principal amount of all outstanding Indebtedness of the Company and the Restricted Subsidiaries as of such date on a consolidated basis, plus the aggregate liquidation preference or redemption amount of all Disqualified Stock of the Company and the Restricted Subsidiaries (other than any Disqualified Stock owned by the Company or any Wholly Owned Restricted Sub-sidiary) determined in accordance with GAAP, to (ii) Operating

Cash Flow of the Company and the Restricted Subsidiaries on a consolidated basis for the four most recent full fiscal quar-ters ending on or immediately prior to such date, determined on a pro forma basis (without giving effect to clause (iv)(c) of the definition of Consolidated Net Income) after giving pro forma effect to (A) the incurrence of any Indebtedness being incurred on such date of determination and (if applicable) the application of the net proceeds therefrom, including to refi-nance other Indebtedness; (B) in the case of Acquired Debt, the related acquisition as if such acquisition had occurred at the beginning of such four-quarter period; and (C) any acquisition or disposition by the Company and the Restricted Subsidiaries of any company or any business or any assets out of the ordi-nary course of business, or any related repayment of Indebted-ness, in each case since the first day of such four-quarter period, assuming such acquisition or disposition had been con-summated, with respect to any acquisition, on the first day of, and with respect to any disposition, immediately prior to the first day of, such four-quarter period.

     "Default" means any event that is, or after the giv-ing of notice or passage of time or both would be, an Event of Default.

     "Disposition" means, with respect to any Person, any merger, consolidation or other business combination involving such Person (whether or not such Person is the Surviving Per-son) or the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of such Person's assets.

     "Disqualified Stock" means (i) any Preferred Stock of any Restricted Subsidiary and (ii) any Capital Stock of the Company that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part on or prior to the Stated Maturity of the Notes; provided, however, that any Capital Stock that would not con-stitute Disqualified Stock but for provisions thereof giving holders thereof the right to require the Company to purchase or redeem such Capital Stock upon the occurrence of a change of control occurring prior to the final maturity date of the Notes shall not constitute Disqualified Stock if the change of con-trol provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions of Section 10.15 and such Capital Stock specifically provides that the Company will not purchase or redeem any such Capital Stock pursuant to such provisions prior to the Compa-ny's purchase of the Notes as are required to be purchased pur-suant to the provisions of Section 10.15.

     "Dollars" or "$" means lawful money of the United
States of America.

     "Equity Market Capitalization" of any Person means the aggregate market value of the outstanding Capital Stock (other than Preferred Stock and excluding any such Capital Stock held in treasury by such Person) of such Person of a class that is listed or admitted to unlisted trading privileges on a United States national securities exchange or included for trading on the Nasdaq National Market System. For purposes of this definition the "market value" of any such Capital Stock shall be the average of the high and low sale prices or, if no sales are reported, the average of the high and low bid prices, as reported on the principal national securities exchange on which such Capital Stock is listed or admitted to trading or, if such Capital Stock is not listed or admitted to trading on a national securities exchange, as reported by Nasdaq, for each trading day in a 20 consecutive trading day period ending not more than 45 days prior to the date such Person commits to make an investment in the Capital Stock of the Company.

     "Event of Default" shall have the meaning specified in Section 5.01 hereof.

     "Exchange Act" means the Securities Exchange Act of
1934, as amended.

     "Exchange Notes" has the meaning provided in the first paragraph of the recitals hereof.

     "Existing Credit Facility" means the Base Loan and
Additional Loan Credit Agreement among PAI, its Subsidiaries named therein and the lenders party thereto, dated on or about
May 11, 1995, as amended and in effect on the Issue Date.

     "fair market value" means, with respect to any asset, the price (after taking into account any liabilities relating to such asset) which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compul-sion to complete the transaction.

     "GAAP" means, as of any date, generally accepted accounting principles in the United States and not including any interpretations or regulations that have been proposed but that have not become effective.

     "Global Note" has the meaning provided in Section
2.01.

     "guarantee" or "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "Holder" or "Noteholder" means a Person in whose name a Note is registered in the Note Register.

     "Indebtedness" means, with respect to any Person, without duplication, and whether or not contingent, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services or which is evidenced by a note, bond, debenture or similar instrument,
(ii) all Capital Lease Obligations of such Person, (iii) all obligations of such Person in respect of letters of credit or bankers' acceptances issued or created for the account of such Person, (iv) all Interest Rate Agreement Obligations of such Person, (v) all liabilities secured by any Lien (other than any Permitted Lien) on any property owned by such Person even if such Person has not assumed or otherwise become liable for the payment thereof to the extent of the lesser of the amount of the debt secured thereby or the value of the property subject to such Lien (it being understood that if such debt exceeds the value of such property, the full amount thereof shall be included in this definition), (vi) all obligations to purchase, redeem, retire, or otherwise acquire for value any Capital Stock of such Person, or any warrants, rights or options to acquire such Capital Stock, now or hereafter outstanding,
(vii) to the extent not included in (vi), all Disqualified Stock issued by such Person, valued at the greater of its vol-untary or involuntary maximum fixed repurchase price plus accrued dividends thereon, and (viii) to the extent not other-wise included, any guarantee by such Person of any other Per-son's indebtedness or other obligations described in clauses
(i) through (vii) above. "Indebtedness" of the Company and the Restricted Subsidiaries (i) shall be determined in accordance with GAAP and (ii) shall not include current trade payables incurred in the ordinary course of business and payable in accordance with customary practices, film contracts and non-interest bearing installment obligations and accrued liabili-ties incurred in the ordinary course of business which are not more than 90 days past due. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Stock which does not have a fixed repurchase price shall be calculated in accor-dance with the terms of such Disqualified Stock as if such Dis-qualified Stock were purchased on any date on which Indebted-ness shall be required to be determined pursuant to this Inden-ture, and if such price is based upon, or measured by the fair market value of, such Disqualified Stock, such fair market value is to be determined reasonably and in good faith by the board of directors of the issuer of such Disqualified Stock.

     "Indenture" means this instrument as originally exe-cuted (including all exhibits and schedules hereto) and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

     "Independent Director" means a director of the Com-pany other than a director (i) who (apart from being a director of the Company or any Subsidiary) is an employee, associate or Affiliate of the Company or a Subsidiary or has held any such position during the previous five years, or (ii) who is a director, employee, associate or Affiliate of another party (other than the Company or any of its Subsidiaries) to the transaction in question.

     "Initial Notes" has the meaning provided in the first paragraph of the recitals hereof.

     "Initial Purchasers" means Merrill Lynch, Pierce,
Fenner & Smith Incorporated and Goldman, Sachs & Co.

     "Insolvency or Liquidation Proceeding" means, with respect to any Person, any liquidation, dissolution or winding up of such Person, or any bankruptcy, reorganization, insol-vency, receivership or similar proceeding with respect to such Person, whether voluntary or involuntary.

     "Institutional Accredited Investor" means an institu-tion that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

     "Interest Payment Date" means, when used with respect to any Note, the Stated Maturity of an installment of interest on such Note, as set forth in such Note.

     "Interest Rate Agreement Obligations" means, with respect to any Person, the Obligations of such Person under
(i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and (ii) other agreements or arrangements designed to protect such Person against fluctu-ations in interest rates.

     "Investment Grade" means BBB- or higher by S&P or Baa3 or higher by Moody's or the equivalent of such ratings by S&P or Moody's or in the event S&P or Moody's shall cease rat-ing the Notes and the Company shall select any other Rating Agency, the equivalent of such ratings by such other Rating Agency.

     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affili-ates of such Person) in the form of loans, Guarantees, advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for con-sideration of Indebtedness, Capital Stock or other securities and all other items that are or would be classified as invest-ments on a balance sheet prepared in accordance with GAAP.

     "Issue Date" means the date of first issuance of the Notes under this Indenture, May 13, 1996.

     "Lien" means, with respect to any asset, any mort-gage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in any asset and any filing of, or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "Net Proceeds" means, with respect to any Asset Sale by any Person, the aggregate cash proceeds received by such Person and/or its Affiliates in respect of such Asset Sale, which amount is equal to the excess, if any, of (i) the cash received by such Person and/or its Affiliates (including any cash payments received by way of deferred payment pursuant to, or monetization of, a note or installment receivable or other-wise, but only as and when received) in connection with such Asset Sale, over (ii) the sum of (a) the amount of any Indebt-edness that is secured by such asset and which is required to be repaid by such Person in connection with such Asset Sale, plus (b) all fees, commissions and other expenses incurred by such Person in connection with such Asset Sale, plus (c) pro-vision for taxes, including income taxes, attributable to the Asset Sale or attributable to required prepayments or repay-ments of Indebtedness with the proceeds of such Asset Sale, plus (d) a reasonable reserve for the after-tax cost of any indemnification payments (fixed or contingent) attributable to seller's indemnities to purchaser in respect of such Asset Sale undertaken by the Company or any of the Restricted Subsidiaries in connection with such Asset Sale, plus (e) if such Person is a Restricted Subsidiary, any dividends or distributions payable to holders of minority interests in such Restricted Subsidiary from the proceeds of such Asset Sale.

     "Non-U.S. Person" means a person who is not a U.S.
person, as defined in Regulation S.

     "Notes" mean the Initial Notes and the Exchange
Notes.

     "Obligations" means any principal, interest, penal-ties, fees, indemnifications, reimbursement obligations, dam-ages and other liabilities payable under the documentation gov-erning any Indebtedness.

     "Offering Memorandum" means the offering memorandum dated as of May 6, 1996 relating to the offering of the Notes.

     "Officer" means, with respect to any Person, the President and Chief Operating Officer, any Vice President, the
Chief Financial Officer and the Treasurer, or any other officer designated by the Board of Directors serving in a similar capacity.

     "Officers' Certificate" means, with respect to any Person, a certificate signed by the Chief Operating Officer, the Chief Financial Officer or a Vice President of such Person, and by the Secretary or Assistant Secretary of such Person, and delivered to the Trustee.

     "Operating Cash Flow" means, with respect to any period, the Consolidated Net Income of the Company and the Restricted Subsidiaries for such period, plus, without duplica-tion, (i) extraordinary net losses and net losses realized on any sale or other disposition of assets during such period, to the extent such losses were deducted in computing Consolidated Net Income, plus (ii) provision for taxes based on income or profits, to the extent such provision for taxes was included in computing such Consolidated Net Income, and any provision for taxes utilized in computing the net losses under clause
(i) hereof, plus (iii) Consolidated Interest Expense of the Company and the Restricted Subsidiaries for such period, plus
(iv) depreciation, amortization and all other non-cash charges (excluding non-cash charges associated with changes in working capital and other balance sheet changes in the ordinary course of business), to the extent such depreciation, amortization and other non-cash charges were deducted in computing such Consoli-dated Net Income (including amortization of goodwill and other intangibles), plus (v) the difference of (A) the amount of cash payments actually received by the Company under its network affiliation agreements less (B) the actual amount of revenue recognized thereunder in accordance with GAAP.

     "Opinion of Counsel" means a written opinion of coun-sel, who may be counsel for the Company, and who shall be acceptable to the Trustee.

     "Outstanding" means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

     (i) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

    (ii) Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been thereto-fore deposited with the Trustee or any Paying Agent (other than the Company or any Affiliate thereof) in trust for the Holders of such Notes; provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly and irrevocably given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

   (iii) Notes with respect to which the Company has effected defeasance or covenant defeasance as provided in

  Article Four, to the extent provided in Sections 4.02 and 4.03; and

     (iv) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands the Notes are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor under the Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Out-standing, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authori-zation, direction, notice, consent or waiver, only Notes which the Trustee knows to be so owned shall be so disregarded.
Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the sat-isfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor under the Notes or any Affiliate of the Company or such other obligor.

     "PAI" means Park Acquisitions, Inc., a Delaware cor-poration, and its successors and assigns.

     "Park Communications" means Park Communications,
Inc., a Delaware corporation, and its successors and assigns.

     "Paying Agent" means any Person authorized by the Company to pay the principal, premium, if any, or interest on any Notes on behalf of the Company.

     "Permitted Holders" means (i) each of (A) Gary B.
Knapp, a natural person resident in Lexington, Kentucky on the Issue Date, (B) Donald R. Tomlin, Jr., a natural person resi-dent in Columbia, South Carolina on the Issue Date, and (C) PAI and Park Communications so long as PAI and Park Communications are controlled by Persons who would otherwise be "Permitted Holders" hereunder; (ii) the spouse, ancestors, siblings, descendants (including children or grandchildren by adoption) of (A) any of the Persons described in clause (i) or (B) any spouse, ancestor, sibling or descendant (including children or grandchildren by adoption) of any of the Persons described in clause (i); (iii) in the event of the incompetence or death of any of the Persons described in clauses (i) and (ii), such Per-son's estate, executor, administrator, committee or other per-sonal representative, in each case who at any particular date shall beneficially own or have the right to acquire, directly or indirectly, Capital Stock of the Company; (iv) any trusts created for the benefit of the Persons described in clause (i),
(ii) or (iii) or any trust for the benefit of any such trust; or (v) any Person controlled by any of the Persons described in clause (i), (ii), (iii) or (iv). For purposes of this defini-tion, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to elect or appoint not less than a majority of the members of the Board of Directors of such Person.

     "Permitted Investments" means (i) any Investment in the Company or any Wholly Owned Restricted Subsidiary; (ii) any Investment in Cash Equivalents; (iii) any Investment in a Per-son (an "Acquired Person") if, as a result of such Investment,
(a) the Acquired Person becomes a Wholly Owned Restricted Sub-sidiary, or (b) the Acquired Person either (1) is merged or consolidated with or into the Company or any Wholly Owned Restricted Subsidiary and the Company or such Wholly Owned Restricted Subsidiary is the Surviving Person, or (2) transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or any Wholly Owned Restricted Subsidiary; (iv) Investments in accounts and notes receivable acquired in the ordinary course of business; (v) any securities received in connection with an Asset Sale that complies with
Section 10.14; provided, however, the fair market value of such securities does not exceed 15% of the aggregate consideration received at the time of such Asset Sale; (vi) Interest Rate Agreement Obligations permitted pursuant to Section 10.11(b)(vi); (vii) any other Investments that do not exceed $10.0 million in amount in the aggregate at any one time out-standing; (viii) Investments for which the sole consideration provided is Capital Stock (other than Disqualified Stock) of the Company, (ix) Investments existing on the Issue Date and
(x) guarantees by Restricted Subsidiaries of the Communications Senior Credit Facility.

     "Permitted Liens" means (i) Liens securing Indebted-ness of a Person existing at the time that such Person is merged into or consolidated with the Company or a Restricted

Subsidiary; provided, however, that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of such Person; (ii) Liens on property acquired by the Company or a Restricted Subsidiary, provided, however, that such Liens were in existence prior to the contemplation of such acquisi-tion and do not extend to any other property; (iii) Liens in favor of the Company or any Restricted Subsidiary; (iv) Liens incurred, or pledges and deposits in connection with, workers' compensation, unemployment insurance and other social security benefits, and leases, appeal bonds and other obligations of like nature incurred by the Company or any Restricted Subsid-iary in the ordinary course of business; (v) Liens imposed by law, including, without limitation, mechanics', carriers', warehousemen's, materialmen's, suppliers' and vendors' Liens, incurred by the Company or any Restricted Subsidiary in the ordinary course of business; (vi) Liens for ad valorem, income or property taxes or assessments and similar charges which either are not delinquent or are being contested in good faith by appropriate proceedings for which the Company has set aside on its books reserves to the extent required by GAAP;
(vii) Liens arising from Capital Lease Obligations permitted under this Indenture; (viii) Liens securing any Indebtedness (including Purchase Money Indebtedness) of the Company or the Restricted Subsidiaries (other than any Indebtedness which is expressly subordinated to any other Indebtedness) permitted under this Indenture; provided, however, that such Liens are granted not later than 360 days after the incurrence of such Indebtedness; (ix) Liens in respect of Interest Rate Agreement Obligations permitted under this Indenture; (x) easements, res-ervations, licenses, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real prop-erty not interfering in any material respect with the ordinary conduct of the business of the Company or any of the Restricted Subsidiaries; (xi) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof; (xii) Liens existing on the Issue Date; and (xiii) any Lien to secure the refinancing of any Indebtedness described in the foregoing clauses; provided, however, that to the extent any such clause limits the amounts secured or the assets subject to such Liens, no refinancing shall increase the assets subject to such Liens or the amounts secured thereby beyond the assets or amounts set forth in such clause.

     "Person" means any individual, corporation, partner-ship, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Predecessor Note" means, with respect to any par-ticular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenti-cated and delivered under Section 3.06 hereof in exchange for a mutilated Note or in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

     "Preferred Stock," as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (how-ever designated) which is preferred as to the payment of divi-dends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Capital Stock of any other class of such Person.

     "Private Placement Legend" means the legend initially set forth on the Notes in the form set forth in Section 2.05.

     "Public Equity Offering" means an underwritten public offering of Capital Stock (other than Disqualified Stock) of the Company, Park Communications or PAI pursuant to an effec-tive registration statement filed under the Securities Act; provided, however, that with respect to any such public equity offering by Park Communications or PAI, cash proceeds from such public equity offering equal to not less than 111.75% of the aggregate principal amount of Notes to be redeemed are received by the Company as a capital contribution immediately prior to such redemption.

     "Purchase Money Indebtedness" means Indebtedness of the Company and the Restricted Subsidiaries incurred in connec-tion with the purchase of property or assets for the business of the Company and the Restricted Subsidiaries.

     "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

     "Qualified Issuer" means (A) any lender that is a party to the Communications Senior Credit Facility; and (B) any commercial bank (i) which has capital and surplus in excess of $80,000,000, and (ii) the outstanding short-term debt securi-ties of which are rated at least A-2 by Standard & Poor's

Corporation or at least P-2 by Moody's Investors Service, Inc., or carry an equivalent rating by a nationally recognized rating agency if both the two named rating agencies cease publishing ratings of investments.

     "Radio Station Assets" means (i) the business and assets of each of the following Subsidiaries of the Company:
Park Broadcasting of Florida, Inc.; Park Radio of Greater New York, Inc.; Park Broadcasting of Iowa, Inc.; Park Radio of Iowa, Inc.; Roy H. Park Broadcasting of the Midwest, Inc.;
Roy H. Park Broadcasting of Minnesota, Inc.; Roy H. Park Broad-casting of the Lake Country, Inc.; Roy H. Park Broadcasting of Oregon, Inc.; Contemporary FM, Inc.; Roy H. Park Radio, Inc.; Roy H. Park FM Broadcasting of East Carolina, Inc.; Roy H. Park Broadcasting of Syracuse, Inc.; and Roy H. Park Broadcasting of Washington, Inc. and (ii) the business and assets of the fol-lowing Subsidiaries of the Company which are related to the operation of the radio broadcasting business of such Subsidiar-ies: Roy H. Park Broadcasting of Tennessee, Inc. and Roy H. Park Broadcasting of Virginia, Inc.

     "Rating Agency" means any of (i) S&P, (ii) Moody's or
(iii) if S&P or Moody's or both shall not make a rating of the Notes publicly available, a security rating agency or agencies, as the case may be, nationally recognized in the United States and selected by the Company which shall be substituted for S&P or Moody's or both, as the case may be.

     "Rating Category" means (i) with respect to S&P, any of the following categories: AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); (ii) with respect to Moody's, any of the following categories: Aaa, Aa, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories); and
(iii) the equivalent of any such category of S&P or Moody's used by another Rating Agency. In determining whether the rat-ing of the Notes has decreased by one or more gradations, gra-dations within Rating Categories (+ and - for S&P; 1, 2 and 3 for Moody's; or the equivalent gradations for another Rating Agency) shall be taken into account (e.g., with respect to S&P, a decline in rating from BB+ to BB, as well as from BB- to B+, will constitute a decrease of one gradation).

     "Rating Decline" means the occurrence on, or within 60 days after, the date of public notice of the occurrence of a Change of Control or of the intention of the Company or Persons controlling the Company to effect a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies) of the following: (i) if the Notes are rated by either Rating Agency as Investment Grade immediately prior to the beginning of such period, the rating of the Notes by both Rating Agencies shall be below Investment Grade; or (ii) if the Notes are rated below Investment Grade by both Rating Agencies immediately prior to the beginning of such period, the rating of the Notes by either Rating Agency (or both) shall be decreased by one or more gradations (including gradations within Rating Categories as well as between Rating Categories).

     "Redemption Date" means, with respect to any Note to be redeemed, any date fixed for such redemption by or pursuant to this Indenture and the terms of the Notes.

     "Redemption Price" means, with respect to any Note to be redeemed, the price at which it is to be redeemed pursuant to this Indenture and the terms of the Notes.

     "Registration Rights Agreement" means the Registra-tion Rights Agreement dated on or about the Issue Date between the Company and the Initial Purchasers for the benefit of them-selves and the Holders as the same may be amended from time to time in accordance with the terms thereof.

     "Regular Record Date" means the Regular Record Date specified in the Notes.

     "Regulation S" means Regulation S under the Securi-ties Act.

     "Responsible Officer" means, with respect to the Trustee, the chairman or vice chairman of the board of direc-tors, the chairman or vice chairman of the executive committee of the board of directors, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller and any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other offi-cer of the Trustee to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

     "Restricted Investment" means any Investment other than a Permitted Investment.

     "Restricted Payment" means (i) any dividend or other distribution declared or paid on any Capital Stock of the Com-pany or any of the Restricted Subsidiaries (other than divi-dends or distributions payable solely in Capital Stock (other than Disqualified Stock) of the Company or such Restricted Sub-sidiary or dividends or distributions payable to the Company or any Wholly Owned Restricted Subsidiary); (ii) any payment to purchase, redeem, defease or otherwise acquire or retire for value any Capital Stock of the Company or any Restricted Sub-sidiary or other Affiliate of the Company (other than any Capi-tal Stock owned by the Company or any Wholly Owned Restricted Subsidiary); (iii) any payment to purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated in right of payment to the Notes other than a pur-chase, redemption, defeasance or other acquisition or retire-ment for value that is paid for with the proceeds of Refinanc-ing Indebtedness that is permitted under Section 10.11;
(iv) any Restricted Investment; and (v) any payment of princi-pal, interest or any other obligation under the Communications Senior Credit Facility by the Company or any Restricted Subsid-iary. Notwithstanding anything in this Indenture to the con-trary, no dividend or other payment to Park Communications of any amount (whether in cash or property) from the operations of, or from the proceeds of the sale, lease, conveyance or other disposition of all or any portion of the Radio Station Assets (other than any dividend of the proceeds of any Radio Station Assets to the extent received in repayment of any Radio Station Note) shall be considered a Restricted Payment.

     "Restricted Security" has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and con-clusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

     "Restricted Subsidiary" means each direct or indirect
Subsidiary of the Company other than an Unrestricted
Subsidiary.

     "Revolving Credit Facility" means any credit facil-ity, entered into by the Company, the Subsidiaries of the Com-pany named therein and the lenders named therein, as the same may be amended, modified, renewed, refunded, replaced or refi-nanced (collectively, "refinanced") from time to time, including (i) any related notes, letters of credit, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified or refinanced from time to time, and (ii) any notes, guarantees, collateral documents, instruments and agreements executed in connection with any such amendment, modification or refinancing.

     "Rule 144A" means Rule 144A under the Securities Act.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Special Record Date" means, with respect to the pay-ment of any Defaulted Interest, a date fixed by the Trustee pursuant to Section 3.07 hereof.

     "Stated Maturity" means, when used with respect to any Note or any installment of interest thereon, the date spec-ified in such Note as the fixed date on which any principal of such Note or such installment of interest is due and payable, and when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any installment of interest thereon, is due and payable.

     "Strategic Equity Investment" means the issuance and sale of Capital Stock (other than Disqualified Stock) of the Company, Park Communications or PAI to a Person substantially engaged in the television broadcasting business or any other business reasonably related to the Company's business that has an Equity Market Capitalization of at least $350.0 million; provided, however, that with respect to any such issuance by Park Communications or PAI, cash proceeds from such issuance equal to not less than 111.75% of the aggregate principal amount of Notes to be redeemed are received by the Company as a capital contribution immediately prior to any such redemption.

     "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding voting power of the Voting Stock of which is owned or controlled, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries thereof, or (ii) any limited partnership of which such Person or any Subsidiary of such Person is a general partner, or
(iii) any other Person (other than a corporation or limited partnership) in which such Person, or one or more other

Subsidiaries of such Person, or such Person and one or more other Subsidiaries thereof, directly or indirectly, has more than 50% of the outstanding partnership or similar interests or has the power, by contract or otherwise, to direct or cause the direction of the policies, management and affairs thereof.

     "Surviving Person" means, with respect to any Person involved in or that makes any Disposition, the Person formed by or surviving such Disposition or the Person to which such Dis-position is made.

     "Tax Sharing Agreement" means the Intercorporate Tax
Sharing Agreement among PAI and its Subsidiaries dated on or about (but not after) the Issue Date, as amended or supple-mented from time to time in accordance herewith.

     "Television Stations" means (i) the business and assets of each of the following Subsidiaries of the Company:
Birmingham Television Corporation, Inc.; Roy H. Park Broadcast-ing, Inc.; Park Broadcasting of Kentucky, Inc.; Park Broadcast-ing of Louisiana, Inc.; Park Broadcasting of Roanoke, Inc.; Roy
H. Park Broadcasting of Utica-Rome, Inc.; Roy H. Park Broad-casting of the Tri-Cities, Inc.; Park of Montgomery I, Inc.; and Park of Montgomery II, Inc. and (ii) the business and assets of the following Subsidiaries of the Company which are related to the operation of the television broadcasting busi-ness of such Subsidiaries: Roy H. Park Broadcasting of Tennes-see, Inc. and Roy H. Park Broadcasting of Virginia, Inc.

     "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two business days prior to the date fixed for redemption (or, if such Statistical Release is no longer published, any publicly available source of similar mar-ket data)) most nearly equal to the then remaining term to May 15, 2001; provided, however, that if the then remaining term to May 15, 2001 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury secu-rities for which such yields are given, except that if the then remaining term to May 15, 2001 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

     "Trust Indenture Act" or "TIA" means the Trust Inden-ture Act of 1939, as amended, and as in effect from time to time.

     "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture, until a successor Trus-tee shall have become such pursuant to the applicable provi-sions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

     "Unrestricted Subsidiary" means (A) as of the Issue
Date, each Subsidiary listed on Schedule A hereto and (B) any other Subsidiary of the Company designated as an Unrestricted Subsidiary by the Board of Directors of the Company; provided, however, that for purposes of this clause (B), (i) the Subsid-iary to be so designated (x) (I) has total assets with a fair market value at the time of such designation of $1,000 or less or (II) is being so designated prior to the acquisition by the Company of such Subsidiary by merger or consolidation with an Unrestricted Subsidiary, and (y) does not own any Capital Stock of the Company or any Restricted Subsidiary, (ii) if such Sub-sidiary is acquired by the Company, such Subsidiary is desig-nated as an Unrestricted Subsidiary prior to the consummation of such acquisition, (iii) no Default or Event of Default shall have occurred and be continuing, (iv) no portion of any Indebt-edness or any other Obligation (contingent or otherwise) of such Subsidiary (a) is guaranteed by, or is otherwise the sub-ject of credit support provided by, the Company or any of the Restricted Subsidiaries, (b) is recourse to or obligates the Company or any of the Restricted Subsidiaries in any way, or
(c) subjects any property or asset of the Company or any of the Restricted Subsidiaries directly or indirectly, contingently or otherwise, to the satisfaction of such Indebtedness or other obligation, (v) neither the Company nor any of the Restricted Subsidiaries has any contract, agreement, arrangement or under-standing with such Subsidiary other than on terms as favorable to the Company or such Restricted Subsidiary as those that might be obtained at the time from Persons that are not Affili-ates of the Company, and (vi) neither the Company nor any of the Restricted Subsidiaries has any obligations (a) to sub-scribe for additional shares of Capital Stock of such Subsid-iary, or (b) to maintain or preserve such Subsidiary's finan-cial condition or to cause such Subsidiary to achieve certain levels of operating results. Any such designation by the

Company's Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certificate stating that such designation complies with the foregoing conditions. The Compa-ny's Board of Directors may designate any Unrestricted Subsid-iary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing, including, without limitation, under Sections 10.11 and 10.16, assuming the incurrence by the Company and the Restricted Sub-sidiaries at the time of such designation of all existing Indebtedness and Liens of the Unrestricted Subsidiary to be so designated as a Restricted Subsidiary. Notwithstanding the foregoing or any other provision of this Indenture to the con-trary, no assets of the Television Stations may be held at any time by an Unrestricted Subsidiary, other than assets trans-ferred to Unrestricted Subsidiaries that in the aggregate are not material to such broadcasting operations. In the event of any Disposition involving the Company in which the Company is not the Surviving Person, the Board of Directors of the Surviv-ing Person may (x) prior to such Disposition, designate any of its Subsidiaries, and any of the Company's Subsidiaries being acquired pursuant to such Disposition that are not Restricted Subsidiaries, as Unrestricted Subsidiaries, and (y) after such Disposition, designate any of its direct or indirect Subsidiar-ies as an Unrestricted Subsidiary under the same conditions and in the same manner as the Company under the terms of this Indenture.

     "U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or super-vised by and acting as an agency or instrumentality of the United States of America the timely payment of which is uncon-ditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a spe-cific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custo-dian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

     "Voting Stock" of a Person means Capital Stock of such Person of the class or classes pursuant to which the hold-ers thereof have the general voting power under ordinary cir-cumstances to elect at least a majority of the board of direc-tors, managers or trustees of such Person (irrespective of whether or not at the time the stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required scheduled pay-ment of principal, including payment at final maturity, in respect thereof, with (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding aggre-gate principal amount of such Indebtedness.

     "Wholly Owned Restricted Subsidiary" means any
Restricted Subsidiary with respect to which all of the out-standing voting securities (other than directors' qualifying shares) are owned, directly or indirectly, by the Company or a Surviving Person of any Disposition involving the Company, as the case may be.

     Section 1.02.  Other Definitions.

                             Defined in
     Term                                      Section

     "Act"                                      1.05
     "Affiliate Transaction"                   10.13
     "Agent Members"                            2.04
     "Asset Sale Offer"                        10.14
     "Asset Sale Offer Price"                  10.14
     "Asset Sale Offer Trigger Date"           10.14
     "Authenticating Agent"                     2.02
     "Change of Control Date"                  10.15
     "Change of Control Offer"                 10.15
     "Change of Control Purchase Date"         10.15
     "Change of Control Purchase Price"        10.15

     "covenant defeasance"                      4.03

     "Defaulted Interest"                       3.07
     "defeasance"                               4.02
     "Defeased Notes"                           4.01
     "Excess Proceeds"                         10.14
     "Global Note"                              2.01
     "incur"                                   10.11(a)
     "Note Register"                            3.05
     "Note Registrar"                           3.05
     "Notice of Default"                        5.01
     "Offshore Physical Note"                   2.01
     "Optional Redemption Price"               11.01
     "Other Obligations"                        1.20
     "Permitted Indebtedness"                  10.11
     "Permitted Payments"                      10.12
     "Physical Notes"                           2.01
     "Radio Station Note"                      10.14
     "Required Filing Dates"                   10.09
     "U.S. Physical Notes"                      2.01

     Section 1.03.  Rules of Construction.

     For all purposes of this Indenture, except as other-wise expressly provided or unless the context otherwise requires:

     (a) the terms defined in this Article have the mean-ings assigned to them in this Article, and include the plural as well as the singular;

     (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

     (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

     (d) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

     (e) all references to "$" or "dollars" shall refer to the lawful currency of the United States of America;

     (f) the words "include," "included" and "including" as used herein shall be deemed in each case to be followed by the phrase "without limitation"; and

     (g) any reference to a Section or Article refers to such Section or Article of this Indenture.

     Section 1.04.  Form of Documents Delivered to
Trustee.

     Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stat-ing that, in the opinion of the signers, all conditions prece-dent, if any, provided for in this Indenture relating to the proposed action have been complied with, (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of counsel, all such con-ditions have been complied with and (c) where applicable, a certificate or opinion by an accountant that complies with Sec-tion 314(c) of the Trust Indenture Act.

     Each certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

     (a) a statement that the Person making such certifi-cate or Opinion of Counsel has read such covenant or condition;

     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements contained in such certificate or Opinion of Counsel are based;

     (c) a statement that, in the opinion of such Person, he has made such examination or investigation as is neces-sary to enable him to express an informed opinion as to whether or not such covenant or condition has been com-plied with; and

     (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been com-plied with.

     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Per-son, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an Officer of the Com-pany may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or represen-tations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to fac-tual matters, upon a certificate or opinion of, or representa-tions by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated, with proper identifi-cation of each matter covered therein, and form one instrument.

     Section 1.05.  Acts of Holders.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Inden-ture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in Person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instru-ment or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of exe-cution (as provided below in subsection (b) of this Section

1.05) of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Inden-ture and (subject to Section 6.01 hereof) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any reason-able manner which the Trustee deems sufficient including, with-out limitation, by verification from a notary public or signa-ture guarantee.

     (c) The ownership of Notes shall be proved by the Note Register.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note or the Holder of every Note issued upon the transfer thereof or in exchange therefor or in lieu thereof to the same extent as the original Holder, in respect of anything done, suffered or omit-ted to be done by the Trustee, any Paying Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

     Section 1.06.  Notices, etc., to the Trustee and the
Company.

     Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

     (a) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed, in writing, to or with the Trustee at One State Street, New York, New York 10004 or at any other address previously furnished in writing to the Holders and the Company by the Trustee or at the office of any drop agent specified to the Holders and the Company from time to time; and

     (b) the Company by the Trustee or by any Holder shall be sufficient for every purpose (except as otherwise expressly provided herein) hereunder if in writing and mailed, first-class postage prepaid, to the Company, c/o

  Park Broadcasting, Inc., addressed to it at 1700 Vine

  Center Office Tower, 333 West Vine Street, Lexington, Ken-tucky 40507, Attention: Wright M. Thomas, or at any other address previously furnished in writing to the Trustee by the Company.

     Section 1.07.  Notice to Holders; Waiver.

     Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise expressly provided herein) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the address of such Holder as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.
In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the suffi-ciency of such notice with respect to other Holders. Any notice when mailed to a Holder in the aforesaid manner shall be conclusively deemed to have been received by such Holder whether or not actually received by such Holder. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     In case by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracti-cable to mail notice of any event as required by any provision of this Indenture, then any method of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

     Section 1.08.  Conflict with Trust Indenture Act.

     If any provision hereof limits, qualifies or con-flicts with any provision of the Trust Indenture Act or another provision which is required or deemed to be included in this Indenture by any of the provisions of the Trust Indenture Act, such provision or requirement of the Trust Indenture Act shall control.

     If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, such provision of the Trust Indenture
Act shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

     Section 1.09.  Effect of Headings and Table of Con-
tents.

     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     Section 1.10.  Successors and Assigns.

     All covenants and agreements in this Indenture by the Company and Trustee shall bind their respective successors and assigns, whether so expressed or not.

     Section 1.11.  Separability Clause.

     In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 1.12.  Benefits of Indenture.

     Nothing in this Indenture or in the Notes issued pur-suant hereto, express or implied, shall give to any Person (other than the parties hereto and their successors hereunder, any Paying Agent and the Holders) any benefit or any legal or equitable right, remedy or claim under this Indenture.

     Section 1.13.  GOVERNING LAW.

     THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY,
AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF). THE TRUSTEE, THE COMPANY, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND THE HOLDERS AGREE TO SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES.

     Section 1.14.  No Recourse Against Others.

     No director, officer, employee or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or this Indenture. Each holder of Notes by accepting a Note waives and releases all such lia-bility, and such waiver and release is part of the considera-tion for the issuance of the Notes.

     Section 1.15.  Independence of Covenants.

     All covenants and agreements in this Indenture shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or condition exists.

     Section 1.16.  Exhibits and Schedules.

     All exhibits and schedules attached hereto are by this reference made a part hereof with the same effect as if herein set forth in full.

     Section 1.17.  Counterparts.

     This Indenture may be executed in any number of coun-terparts, each of which shall be an original; but such counter-parts shall together constitute but one and the same instrument.

     Section 1.18.  Duplicate Originals.

     The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     Section 1.19.  Incorporation by Reference of TIA.

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in, and made a part of, this Indenture. Any terms incorporated by reference in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them therein.

                           ARTICLE TWO

                          SECURITY FORMS

     Section 2.01.  Form and Dating.

     The Initial Notes and the Trustee's certificate of authentication relating thereto shall be substantially in the form of Exhibit A hereto. The Exchange Notes and the Trustee's certificate of authentication relating thereto shall be sub-stantially in the form of Exhibit B hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or depository rule or usage. The Company and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its issuance and shall show the date of its authentication.

     Notes issued with original discount shall bear the legend set forth on Exhibit E hereto.

     The terms and provisions contained in the Notes, annexed hereto as Exhibits A and B, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execu-tion and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

     Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent global Notes in registered form, substantially in the form set forth in Exhibit A (the "Global Note"), deposited with the Trustee, as custodian for the depository thereof, duly executed by the Company and authenticated by the Trustee as hereinafter pro-vided and shall bear the legend set forth in Section 2.03 hereof. The aggregate principal amount of the Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

     Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued in the form of perma-nent certificated Notes in registered form in substantially the form set forth in Exhibit A (the "Offshore Physical Notes"). Notes offered and sold in reliance on any other exemption from registration under the Securities Act other than as described in the preceding paragraph shall be issued, and Notes offered and sold in reliance on Rule 144A may be issued, in the form of permanent certificated Notes in registered form, in substan-tially the form set forth in Exhibit A (the "U.S. Physical Notes"). The Offshore Physical Notes and the U.S. Physical Notes are sometimes collectively herein referred to as the "Physical Notes." Physical Notes shall initially be registered in the name of the Depository or a nominee of such Depository and be delivered to the Trustee as custodian for such Deposi-tory. Beneficial owners of Physical Notes, however, may request registration of such Physical Notes in their names or the names of their nominees.

     Section 2.02.  Execution and Authentication; Aggre-
gate Principal Amount.

     The Notes shall be executed on behalf of the Company by an Officer of the Company. The signature of any Officer on the Notes may be manual or facsimile.

     If an Officer or Assistant Secretary whose signature is on a Note was an Officer or Assistant Secretary at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

     A Note shall not be valid until an authorized signa-tory of the Trustee manually signs the certificate of authenti-cation on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

     The Trustee shall authenticate (i) Initial Notes for original issue in the aggregate principal amount not to exceed $241,000,000 and (ii) Exchange Notes from time to time for issue only in exchange for a like principal amount of Initial Notes, in each case upon a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Initial Notes or Exchange Notes and whether the Notes are to be issued as Physical Notes or a Global Note or such other information as the Trustee may reasonably request. The aggregate principal amount of Notes outstanding at any time may not exceed $241,000,000, except as provided in Section 3.06 hereof.

     The Trustee may appoint an authenticating agent (the

"Authenticating Agent") reasonably acceptable to the Company to authenticate Notes. Unless otherwise provided in the appoint-ment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same rights as an Agent to deal with the Company or with any Affili-ate of the Company.

     Section 2.03.  Restrictive Legends.

     Each Global Note and Physical Note that constitutes a Restricted Security shall bear the following legend (the "Pri-vate Placement Legend") on the face thereof until the third anniversary of the Issue Date, unless otherwise agreed by the Company and the Holder thereof:

  THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE
  U.S. SECURITIES ACT OF 1933, AS AMENDED (THE
  "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE
  OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR
  FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT
  AS SET FORTH BELOW.  BY ITS ACQUISITION HEREOF,
  THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALI-
  FIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A
  UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITU-
  TIONAL "ACCREDITED INVESTOR" (AS DEFINED IN
  RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURI-
  TIES ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS
  NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY
  IN AN OFFSHORE TRANSACTION, (2) AGREES THAT IT
  WILL NOT WITHIN THREE YEARS AFTER THE ORIGINAL
  ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE
  TRANSFER THIS SECURITY, EXCEPT (A) TO THE COMPANY
  OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED
  STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COM-
  PLIANCE WITH RULE 144A UNDER THE SECURITIES ACT,
  (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL
  ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER,
  FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A
  U.S. BROKER-DEALER) TO THE TRUSTEE OR TRANSFER
  AGENT A SIGNED LETTER CONTAINING CERTAIN REPRESEN-
  TATIONS AND AGREEMENTS RELATING TO THE RESTRIC-
  TIONS ON TRANSFER OF THIS SECURITY (THE FORM OF
  WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE OR
  REGISTRAR), (D) OUTSIDE THE UNITED STATES IN AN
  OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904

  OF REGULATION S UNDER THE SECURITIES ACT,

  (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION
  PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF
  AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGIS-
  TRATION STATEMENT UNDER THE SECURITIES ACT AND
  (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO
  WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUB-
  STANTIALLY TO THE EFFECT OF THIS LEGEND.  IN CON-
  NECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN
  THREE YEARS AFTER THE ORIGINAL ISSUANCE OF THE
  SECURITY, IF THE PROPOSED TRANSFEREE IS AN INSTI-
  TUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST,
  PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND
  THE COMPANY SUCH CERTIFICATIONS, WRITTEN LEGAL
  OPINIONS OR OTHER INFORMATION AS EITHER OF THEM
  MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANS-
  FER IS BEING MADE PURSUANT TO AN EXEMPTION FROM,
  OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRA-
  TION REQUIREMENTS OF THE SECURITIES ACT.  AS USED
  HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED
  STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN
  TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

     Each Global Note shall also bear the following legend on the face thereof:

  UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN
  PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECU-
  RITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY
  THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, OR
  BY ANY SUCH NOMINEE OF THE DEPOSITORY, OR BY THE
  DEPOSITORY OR NOMINEE OF SUCH SUCCESSOR DEPOSITORY
  OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A
  NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS
  CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRE-
  SENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW
  YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS
  AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR
  PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED
  IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS
  REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC
  (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR
  TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHO-
  RIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE
  OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR
  TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGIS-
  TERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST

  HEREIN.

  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED
  TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMI-
  NEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR
  SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS
  OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANS-
  FERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET
  FORTH IN SECTION 2.05 OF THE INDENTURE.

     Section 2.04.  Book-Entry Provisions for Global
Security.

     (1) The Global Note initially shall (i) be regis-tered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Section
2.15.

     Members of, or participants in, the Depository
("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Glo-bal Note, and the Depository may be treated by the Company, the Trustee and any Agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any Agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of custom-ary practices governing the exercise of the rights of a holder of any Note.

     (2) Transfers of the Global Note shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of benefi-cial owners in the Global Note may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.05 hereof.
In addition, Physical Notes shall be transferred to all benefi-cial owners in exchange for their beneficial interests in the Global Note if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for the Global Note and a successor depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depository to issue Physical Notes.

     (3) In connection with any transfer or exchange of a portion of the beneficial interest in the Global Note to bene-ficial owners pursuant to paragraph (2), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and amount.

     (4)  In connection with the transfer of the entire
Global Note to beneficial owners pursuant to paragraph (2), the Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trus-tee shall authenticate and deliver to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.

     (5)  Any Physical Note constituting a Restricted
Security delivered in exchange for an interest in the Global Note pursuant to paragraph (2) or (3) shall, except as other-wise provided by paragraphs (1)(a)(x) and (3) of Section 2.05 hereof, bear the legend regarding transfer restrictions appli-cable to the Physical Notes set forth in Section 2.03 hereof.

     (6) The Holder of the Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Inden-ture or the Notes.

     Section 2.05.  Special Transfer Provisions.

     (1) Transfers to Non-QIB Institutional Accredited Investors and Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to any Institu-tional Accredited Investor which is not a QIB or to any Non-U.S. Person:

     (a) the Registrar shall register the transfer of any Note constituting a Restricted Security, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the third anniversary of the

  Issue Date or (y) (A) in the case of a transfer to an

  Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit C hereto or (B) in the case of a transfer to a Non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto; and

     (b) if the proposed transferor is an Agent Member holding a beneficial interest in the Global Note, upon receipt by the Registrar of (x) the certificate, if any, required by paragraph (a) above and (y) written instruc-tions given in accordance with the Depository's and the Registrar's procedures, whereupon (i) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a trans-fer of outstanding Physical Notes) a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and (ii) the Company shall execute and the Trustee shall authenticate and deliver one or more Physical Notes of like tenor and amount.

     (2) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to a QIB
(excluding transfers to Non-U.S. Persons):

     (a) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stat-ing, or has otherwise advised the Company and the Regis-trar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Reg-istrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exer-cises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pur-suant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

     (b) if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the Global Note, upon receipt by the Registrar of written instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note in an amount equal to the principal amount of the Physical Notes to be trans-ferred, and the Trustee shall cancel the Physical Notes so transferred.

     (3) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Place-ment Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Place-ment Legend unless (i) the requested transfer is after the third anniversary of the Issue Date, or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securi-ties Act.

     (4) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

     The Registrar shall retain copies of all letters, notices and other written communications received pursuant to
Section 2.04 hereof or this Section 2.05. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time during the Registrar's normal business hours upon the giving of reasonable written notice to the Registrar.

                          ARTICLE THREE

                            THE NOTES

     Section 3.01.  Title and Terms.

     The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is limited to $241,000,000, except as provided in the next sentence hereof and except for Notes authenticated and delivered upon registra-tion of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 3.04, 3.05, 3.06, 9.05, 10.12, 10.14,
10.15 or 11.08.

     The Notes shall be known and designated as the "11-3/4% Senior Notes due 2004" of the Company. The final Stated Maturity of the Notes shall be May 15, 2004. Interest on the Notes will accrue at the rate of 11-3/4% per annum and will be payable semi-annually in arrears on May 15 and November 15 in each year, commencing on November 15, 1996, to holders of record on the immediately preceding May 1 and November 1, respectively. Interest on the Notes will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from the Issue Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

     Section 3.02.  Denominations.

     The Notes shall be issuable only in fully registered form without coupons and in denominations of $1,000 and any integral multiple thereof.

     Section 3.03.  [Intentionally Omitted]

     Section 3.04.  Temporary Notes.

     Pending the preparation of definitive Notes, the Com-pany may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes. Temporary Notes may be printed, lithographed, typewritten, mimeographed or other-wise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substi-tutions and other variations as the officers executing such Notes may determine, as conclusively evidenced by their execu-tion of such Notes.

     If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company des-ignated for such purpose pursuant to Section 10.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denomi-nations. Until so exchanged the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

     Section 3.05.  Registration, Registration of Transfer
and Exchange.

     The Company shall cause to be kept at the Corporate
Trust Office a register (the register maintained in such office and in any other office or agency designated pursuant to Sec-tion 10.02 being herein sometimes referred to as the "Note Reg-ister") in which, subject to such reasonable regulations as the Person appointed as being responsible for the keeping of the Note Register (the "Note Registrar") may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Trustee is hereby initially appointed Note Regis-trar for the purpose of registering Notes and transfers of Notes as herein provided.

     Upon surrender for registration of transfer of any Note at the office or agency of the Company designated pursuant to Section 10.02, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any autho-rized denomination or denominations, of a like aggregate prin-cipal amount.

     At the option of the Holder, Notes in certificated form may be exchanged for other Notes of any authorized denomi-nation or denominations, of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.

     All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Com-pany, evidencing the same indebtedness, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange and no such transfer or exchange shall constitute a repayment of any obli-gation nor create any new obligations of the Company.

     Every Note presented or surrendered for registration of transfer, or for exchange or redemption, shall (if so required by the Company or the Note Registrar) be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar, duly exe-cuted by the Holder thereof or his attorney duly authorized in writing.

     No service charge shall be made to a Holder for any registration of transfer or exchange or redemption of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 3.04, 9.05, 10.12, 10.14, 10.15 or 11.08 not involving any transfer.

     The Company shall not be required (a) to issue, reg-ister the transfer of or exchange any Note during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of the Notes selected for redemption under Section 11.04 and ending at the close of business on the day of such mailing, or (b) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of Notes being redeemed in part.

     When Notes are presented to the Note Registrar with a request to register the transfer or to exchange them for an equal principal amount of Notes of other authorized denomina-tions, the Note Registrar shall register the transfer or make the exchange as requested if its requirements for such transac-tions are met. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Note Registrar's request.

     Section 3.06.  Mutilated, Destroyed, Lost and Stolen
Notes.

     If (a) any mutilated Note is surrendered to the Trus-tee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Company and the Trustee, such security or indemnity, in each case, as may be required by them to save each of them harmless from any loss which either of them may suffer if a Note is replaced, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a replacement Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

     Upon the issuance of any replacement Notes under this Section, the Company may require the payment of a sum suffi-cient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

     Every replacement Note issued pursuant to this Sec-tion in lieu of any destroyed, lost or stolen Note shall con-stitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be enti-tled to all benefits of this Indenture equally and proportion-ately with any and all other Notes duly issued hereunder.

     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of muti-lated, destroyed, lost or stolen Notes.

     Section 3.07.  Payment of Interest; Interest Rights
Preserved.

     Interest on any Note which is payable, and is punctu-ally paid or duly provided for, on any Interest Payment Date shall be paid by check or wire transfer to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest.

     Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date and interest on such defaulted interest at the then appli-cable interest rate borne by the Notes, to the extent lawful (such defaulted interest and interest thereon herein collec-tively called "Defaulted Interest"), shall forthwith cease to be payable to the Holder on the Regular Record Date and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in subsection (a) or (b) below:

     (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the pro-posed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this subsection (a) provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the pro-posed payment. The Trustee shall promptly notify the Com-pany in writing of such Special Record Date. In the name and at the expense of the Company, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at its address as it appears in the Note Register, not less than 10 days prior to such Special Record Date. Notice of the proposed pay-ment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Inter-est shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered on such Special Record Date and shall no longer be payable pursuant to the following subsection (b).

     (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pur-suant to this subsection (b), such payment shall be deemed practicable by the Trustee.

     Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

     Section 3.08.  Persons Deemed Owners.

     Prior to and at the time of due presentment for reg-istration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Note is registered in the Note Register as the owner of such Note for the purpose of receiving payment of principal of, premium, if any, and (subject to Section 3.07) interest on such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and neither the Company, the Trus-tee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

     Section 3.09.  Cancellation.

     All Notes surrendered for payment, redemption, regis-tration of transfer or exchange shall be delivered to the Trus-tee and, if not already cancelled, shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, as evidenced by a Company Order instructing the Trustee that all Notes so delivered shall be promptly cancelled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 3.09, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be destroyed in accordance with the applicable governmental record retention regulations and certification of their destruction delivered to the Company unless by a Company Order the Company shall direct that the cancelled Notes be returned to it. The Trustee shall provide the Company with a list of all Notes that have been cancelled from time to time as requested by the Company.

     Section 3.10.  Computation of Interest.

     Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

     Section 3.11.  Legal Holidays.

     In any case where any Interest Payment Date, Redemp-tion Date, date established for the payment of Defaulted Inter-est or Stated Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal, premium, if any, or inter-est need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date, date estab-lished for the payment of Defaulted Interest or at the Stated Maturity, as the case may be, and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date, Redemption Date, date established for the payment of Defaulted Interest or Stated Maturity, as the case may be, to the next succeeding Business Day.

     Section 3.12.  CUSIP Number.

     The Company in issuing the Notes may use a "CUSIP" number (if then generally in use), and if so, the Trustee may use the CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other iden-tification numbers printed on the Notes. All Notes shall bear identical CUSIP numbers. The Company shall promptly notify the Trustee in writing of any change in the CUSIP number of the Notes.

     Section 3.13.  Payment of Additional Interest Under
Registration Rights Agreement.

     Under certain circumstances the Company will be obli-gated to pay certain additional amounts of interest to the Holders, as more particularly set forth in section 2(e) of the Registration Rights Agreement, the terms which are hereby incorporated herein by reference.

              ARTICLE FOUR

        DEFEASANCE OR COVENANT DEFEASANCE

     Section 4.01.  The Company's Option To Effect Defea-
sance or Covenant Defeasance.

     The Company may, at its option, at any time, elect to have terminated the obligations of the Company with respect to Outstanding Notes, as set forth in this Article, and elect to have either Section 4.02 or Section 4.03 be applied to all of the Outstanding Notes (the "Defeased Notes"), upon compliance with the conditions set forth below in Section 4.04.

     Section 4.02.  Defeasance and Discharge.

     Upon the Company's exercise under Section 4.01 of the option applicable to this Section 4.02, the Company shall be deemed to have been released and discharged from its obliga-tions with respect to the Defeased Notes on the date the condi-tions set forth below are satisfied (hereinafter, "defea-sance"). For this purpose, such defeasance means that the Com-pany shall be deemed to have paid and discharged the entire indebtedness represented by the Defeased Notes, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 4.05 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following, which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of Defeased Notes to receive, solely from the trust fund described in Section 4.04 and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due,
(b) the Company's obligations with respect to such Defeased Notes under Sections 3.04, 3.05, 3.06, 7.01 and 10.02, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder, including, without limitation, the Trustee's rights under Section 6.07, and (d) this Article Four. Subject to com-pliance with this Article Four, the Company may, at its option and at any time, exercise its option under this Section 4.02 notwithstanding the prior exercise of its option under Section
4.03 with respect to the Notes.

     Section 4.03.  Covenant Defeasance.

     Upon the Company's exercise under Section 4.01 of the option applicable to this Section 4.03, the Company shall be released from its obligations under any covenant or provision contained in Sections 10.06 through 10.20 and the provisions of Article Eight shall not apply, with respect to the Defeased Notes on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Notes shall thereafter be deemed not to be "Outstanding" for the pur-poses of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstand-ing" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 5.01(c), but, except as specified above, the remainder of this Indenture and such Outstanding Notes shall be unaffected thereby.

     Section 4.04.  Conditions to Defeasance or Covenant
Defeasance.

     The following shall be the conditions to application of either Section 4.02 or Section 4.03 to the Outstanding
Notes:

     (1) The Company shall have irrevocably deposited or caused to be deposited with the Trustee (or another trus-tee satisfying the requirements of Section 6.09 who shall agree to comply with the provisions of this Article Four applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes, (a) money, in United States dol-lars, in an amount, or (b) U.S. Government Obligations maturing as to principal, premium, if any, and interest in such amounts of money and at such times as are sufficient without consideration of any reinvestment of such inter-est, to pay principal of and interest on Defeased Notes not later than one day before the due date of any payment, or (c) a combination thereof, in amounts as will be suffi-cient, in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm expressed in a written certifica-tion thereof delivered to the Trustee, to pay and dis-charge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of, premium, if any, and interest on the Defeased Notes on the Stated Maturity or otherwise in accordance with the terms of this Indenture and the Notes; provided, however, that the Trustee (or other qualifying trustee) shall have received an irrevocable written order from the Company instructing the Trustee (or other qualifying trustee) to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Notes; provided, further, however, that from and after the time of deposit, the money or U.S. Government Obligations deposited shall not be subject to the rights of the hold-ers of other Indebtedness of the Company;

     (2) No Default or Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as Section 5.01(f) or (g) is concerned, at any time during the period ending on the ninety-first day after the date of such deposit;

     (3) Such defeasance or covenant defeasance shall not cause the Trustee for the Notes to have a conflicting interest with respect to any securities of the Company;

     (4) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default or Event of Default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

     (5) In the case of an election under Section 4.02, the Company shall have delivered to the Trustee an Opinion of Counsel recognized in the United States stating that
  (x) the Company has received from, or there has been pub-lished by, the Internal Revenue Service a ruling or
  (y) since the date hereof, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Notes will not recog-nize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to

  Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

     (6) In the case of an election under Section 4.03, the Company shall have delivered to the Trustee an Opinion of Counsel recognized in the United States to the effect that the Holders of the Outstanding Notes will not recog-nize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be sub-ject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

     (7) The Company shall have delivered to the Trustee an Opinion of Counsel in form and substance reasonably acceptable to the Trustee to the effect that (x) the trust funds established pursuant to this Article will not be subject to any rights of any other holders of Indebtedness of the Company (other than Holders of the Notes), and
  (y) after the 91st day following the deposit, the trust funds established pursuant to this Article will not be subject to the effect of any applicable bankruptcy, insol-vency, reorganization or similar laws affecting creditors' rights generally; and

     (8) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that (i) all conditions precedent provided for relating to either the defeasance under Section 4.02 or the covenant defeasance under Section 4.03, as the case may be, have been complied with and (ii) if any other Indebtedness of the Company shall then be outstanding or committed, such defeasance or covenant defeasance will not violate the provisions of the agreements or instruments evidencing such Indebtedness.

     Opinions required to be delivered under this Section shall be in compliance with the requirements set forth in
Section 1.04 and this Section 4.04.

     Section 4.05.  Deposited Money and U.S. Government
Obligations To Be Held in Trust; Other Miscellaneous Provi-sions.

     Subject to the provisions of the last paragraph of

Section 10.03, all money and U.S. Government Obligations

(including the proceeds thereof) deposited with the Trustee (or such other Person that would qualify to act as successor trus-tee under Article Six, collectively for purposes of this Sec-tion 4.05, the "Trustee") pursuant to Section 4.04 in respect of the Defeased Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (other than the Company or any Affiliate of the Company) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

     The Company shall pay and indemnify the Trustee and its agents and hold them harmless against any tax, fee or other charge imposed on or assessed against the U.S. Government Obli-gations deposited pursuant to Section 4.04 or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Defeased Notes.

     Section 4.06.  Reinstatement.

     If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section
4.02 or 4.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Company under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 4.02 or 4.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money and U.S. Government Obligations in accor-dance with Section 4.02 or 4.03, as the case may be; provided, however, that if the Company makes any payment of principal, premium, if any, or interest on any Note following the rein-statement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such pay-ment from the money and U.S. Government Obligations held by the Trustee or Paying Agent.

     Section 4.07.  Repayment to Company.

     The Trustee shall pay to the Company upon its written request any money held by it for the payment of principal or interest that remains unclaimed for two years; provided, however, that the Trustee before being required to make any payment may at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that, after a date specified therein which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining shall be repaid to the Company. After payment to the Company, Noteholders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and all lia-bility of the Trustee or Paying Agent with respect to such money shall thereupon cease.


              ARTICLE FIVE

               REMEDIES

     Section 5.01.  Events of Default.

     "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

     (a) the Company shall fail to pay interest on the Notes (including any Additional Interest as defined in the Registration Rights Agreement) when the same becomes due and payable and such failure shall continue for 30 days or more; or

     (b) the Company shall fail to pay principal of or premium, if any, on the Notes when and as the same shall become due and payable at maturity, upon acceleration, optional or mandatory redemption, required repurchase, or otherwise; or

     (c) the Company shall fail to comply with any of its other covenants, agreements or warranties in this Inden-ture (other than the defaults specified in clauses (a) and (b) above), which failure continues (A) in the case of any such covenant, agreement or warranty contained in Section 10.11, 10.12 or 10.14 or in Article Eight of this Inden-ture, for a period of 30 days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25.0% in aggregate principal amount of the Notes then Outstand-ing and (B) in the case of any other such covenant, agree-ment or warranty contained in this Indenture, for 60 days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25.0% in aggregate principal amount of the Notes then Outstanding; or

     (d) the occurrence of one or more defaults under any agreements, indentures or instruments under which the Com-pany or any Restricted Subsidiary then has outstanding Indebtedness in excess of $5 million individually or in the aggregate and, if not already matured to its final maturity in accordance with its terms, such Indebtedness shall have been accelerated and such Indebtedness shall not have been repaid or such acceleration rescinded within 20 days; or

     (e) one or more judgments, orders or decrees for the payment of money in excess of $5 million, either individu-ally or in the aggregate (net of amounts covered by a rep-utable and creditworthy insurance company, or by bond, surety or similar instrument), shall be entered against the Company or any Restricted Subsidiary or any of their respective properties and which judgments, orders or decrees are not paid, discharged, bonded or stayed or stayed pending appeal for a period of 60 days after their entry; or

     (f) there shall have been entered by a court of com-petent jurisdiction (a) a decree or order for relief in respect of the Company or any Restricted Subsidiary in an involuntary case or proceeding under any applicable Bank-ruptcy Law or (b) a decree or order adjudging the Company or any Restricted Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or compo-sition of or in respect of the Company or any Restricted Subsidiary under any applicable Federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Restricted Subsidiary or of any substantial part of their respective properties, or ordering the wind-ing up or liquidation of their affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 days; or

     (g) (i) the Company or any Restricted Subsidiary commences a voluntary case or proceeding under any appli-cable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, (ii) the Company or any Restricted Subsidiary consents to the entry of a decree or order for relief in respect of the Company or such Restricted Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, (iii) the Company or any Restricted Subsidiary files a petition or answer or consent seeking reorganization or relief under any applicable Federal or state law, (iv) the Company or any Restricted Subsidiary (x) consents to the filing of such petition or the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or such Restricted Subsidiary or of any substan-tial part of their respective property, (y) makes an assignment for the benefit of creditors or (z) admits in writing its inability to pay its debts generally as they become due or (v) the Company or any Restricted Subsidiary takes any corporate action in furtherance of any such actions in this paragraph (g).

     The Company shall provide an Officers' Certificate to the Trustee promptly upon any officer of the Company obtaining knowledge of any Default or Event of Default that has occurred and, if applicable, describe such Default or Event of Default and the status thereof.

     Section 5.02.  Acceleration of Maturity; Rescission
and Annulment.

     If an Event of Default (other than an Event of Default specified in Section 5.01(f) or (g) with respect to the Company) occurs and is continuing, the Trustee or the Holders of not less than 25.0% in aggregate principal amount of the Notes then Outstanding may, and the Trustee upon the request of the Holders of not less than 25.0% in aggregate principal amount of the Notes then Outstanding shall, declare the Notes due and payable, in an amount equal to the principal amount of the Notes, together with accrued and unpaid interest to the date the Notes become due and payable immediately by notice in writing to the Company, and to the Company and the Trustee, if by the Holders, specifying the respective Event of Default and that such notice is a "notice of acceleration," and the Notes and all accrued and unpaid interest thereon shall thereupon become immediately due and payable. If an Event of Default specified in Section 5.01(f) or (g) with respect to the Company above occurs and is continuing, then the principal of all the Notes shall ipso facto become and be immediately due and pay-able without any declaration or other act on the part of the Trustee or any Holder of the Notes.

     At any time after such declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article, the Holders of not less than a major-ity in aggregate principal amount of the Notes Outstanding, by written notice to the Company and the Trustee, may rescind such declaration of acceleration and its consequences if:

     (a) the Company has paid or deposited with the Trus-tee a sum sufficient to pay:

        (i) all amounts paid or advanced by the Trustee under Section 6.07, including the reasonable compen-sation, expenses, disbursements and advances of the Trustee, its agents and counsel;

        (ii)  all overdue interest on all Notes;

       (iii) the principal of and premium, if any, on any Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate then borne by the Notes; and

        (iv) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate then borne by the Notes; and

     (b) all Events of Default, other than the non-pay-ment of principal of the Notes that has become due solely by such declaration of acceleration, have been cured or waived.

     Section 5.03.  Collection of Indebtedness and Suits
for Enforcement by Trustee; Other Remedies.

     The Company covenants that if:

     (a) default is made in the payment of any interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days or more, or

     (b) default is made in the payment of the principal of or premium, if any, on any Note at the Stated Maturity thereof or upon any optional or mandatory redemption thereof or required repurchase thereof, the Company will, upon demand of the Trustee, pay to the Trus-tee, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal, pre-mium, if any, and interest, with interest upon the overdue principal, premium, if any, and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the rate then borne by the Notes; and, in addition thereto, such further amount as shall be suf-ficient to cover the costs and expenses of collection, includ-ing the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may, but is not obligated under this para-graph to, institute a judicial proceeding for the collection of the sums so due and unpaid and may, but is not obligated under this paragraph to, prosecute such proceeding to judgment or final decree, and may, but is not obligated under this para-graph to, enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

     If an Event of Default occurs and is continuing, the Trustee may in its discretion, but is not obligated under this paragraph to, (i) proceed to protect and enforce its rights and the rights of the Holders under this Indenture and the Notes by such appropriate private or judicial proceedings as the Trustee shall deem most effectual to protect and enforce such rights, whether for the specific enforcement of any covenant or agree-ment contained in this Indenture or the Notes or in aid of the exercise of any power granted herein or therein, or (ii) pro-ceed to protect and enforce any other proper remedy. No recov-ery of any such judgment upon any property of the Company shall affect or impair any rights, powers or remedies of the Trustee or the Holders.

     Section 5.04.  Trustee May File Proofs of Claims.

     In case of the pendency of any receivership, insol-vency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes, or the property of the Company or of such other obligor or their cred-itors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the pay-ment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise, but is not obligated under this paragraph

     (a) to file and prove a claim for the whole amount of principal, premium, if any, and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disburse-ments and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

     (b) to collect and receive any moneys or other prop-erty payable or deliverable on any such claims and to dis-tribute the same;

and any Custodian, in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and coun-sel, and any other amounts due the Trustee under Section 6.07 hereof.

     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     Section 5.05.  Trustee May Enforce Claims Without
Possession of Notes.

     All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such pro-ceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reason-able compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

     Section 5.06.  Application of Money Collected.

     Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium, if any, or inter-est, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

     First:  to the Trustee for amounts due under Section
  6.07;

     Second: to Holders for interest accrued on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest;

     Third: to Holders for principal amounts owing under the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and premium; and

     Fourth:  the balance, if any, to the Company.

     The Trustee, upon prior written notice to the Com-pany, may fix a record date and payment date for any payment to Noteholders pursuant to this Section 5.06.

     Section 5.07.  Limitation on Suits.

     No Holder of any Notes shall have any right to insti-tute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trus-tee, or for any other remedy hereunder, unless

     (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

     (b) the Holder or Holders of not less than 25.0% in principal amount of the Outstanding Notes shall have made written request(s) to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

     (c) such Holder or Holders have offered to the Trus-tee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

     (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

     (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Notes;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture or any Note to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture or any Note except in the manner provided in this Indenture and for the equal and ratable benefit of all the Holders.

     Section 5.08.  Unconditional Right of Holders To
Receive Principal, Premium and Interest.

     Notwithstanding any other provision in this Inden-ture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive cash payment, in United States dollars, of the principal of, premium, if any, and (sub-ject to Section 3.07 hereof) interest on such Note on the respective Stated Maturities expressed in such Note (or, in the case of redemption or repurchase, on the respective Redemption Dates or date fixed for repurchase) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the express consent of such Holder.

     Section 5.09.  Restoration of Rights and Remedies.

     If the Trustee or any Holder has instituted any pro-ceeding to enforce any right or remedy under this Indenture or any Note and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

     Section 5.10.  Rights and Remedies Cumulative.

     No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or here-after existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     Section 5.11.  Delay or Omission Not Waiver.

     No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or con-stitute a waiver of any such Event of Default or an acquies-cence therein. Every right and remedy given by this Article Five or by law to the Trustee or to the Holders may be exer-cised from time to time, and as often as may be deemed expe-dient, by the Trustee or by the Holders, as the case may be.

     Section 5.12.  Control by Majority.

     The Holders of not less than a majority in aggregate principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exer-cising any trust or power conferred on the Trustee; provided, however, that:

     (a) such direction shall not be in conflict with any rule of law or with this Indenture or any Note or expose the Trustee to liability; and

     (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

     In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole dis-cretion against any loss or expense caused by taking such action or following such direction. This Section 5.12 shall be in lieu of { 316(a)(1)(A) of the TIA, and such { 316(a)(1)(A) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

     Section 5.13.  Waiver of Past Defaults.

     The Holders of not less than a majority in aggregate principal amount of the Outstanding Notes may on behalf of the Holders of all the Notes waive any past Default hereunder and its consequences, except a Default:

     (a) in the payment of the principal of, premium, if any, or interest on any Note; or

     (b) in respect of a covenant or provision under this Indenture which cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.

     Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. In case of any such waiver, the Company, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Notes, respectively. This para-graph of this Section 5.13 shall be in lieu of { 316(a)(1)(B) of the TIA and such { 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Notes, as per-mitted by the TIA.

     Section 5.14.  Undertaking for Costs.

     All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or the Notes, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its dis-cretion assess reasonable costs, including reasonable attor-neys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Out-standing Notes, or to any suit instituted by any Holder for the enforcement of the payment of the principal of, premium, if any, or interest on any Note on or after the respective Stated Maturities expressed in such Note (or, in the case of redemp-tion or repurchase, on or after the respective Redemption Dates or dates fixed for repurchase).

     Section 5.15.  Waiver of Stay, Extension or Usury
Laws.

     The Company covenants (to the extent that it may law-fully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest on the Notes contemplated herein or in the Notes or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execu-tion of any power herein granted to the Trustee, but will suf-fer and permit the execution of every such power as though no such law had been enacted.

               ARTICLE SIX

               THE TRUSTEE

     Section 6.01.  Certain Duties and Responsibilities.

     (a) Except during the continuance of an Event of Default,

     (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

     (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Inden-ture; but in the case of any such certificates or opinions which by provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

     (b) In case a Default has occurred, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     (c) No provision of this Indenture shall be con-strued to relieve the Trustee from liability for its own negli-gent action, its own negligent failure to act, or its own will-ful misconduct, except that (i) this paragraph does not limit the effect of paragraph (a) of this Section 6.01; (ii) the Trustee shall not be liable for any error of judgment made in good faith by an officer of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accor-dance with a direction received by it pursuant to Section 5.12.

     (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this

Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it or it does not receive an indemnity satisfactory to it in its sole discretion against such risk, liability, loss, fee or expense which might be incurred by it in compliance with such request or direction.

     (e) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trus-tee shall be subject to the provisions of this Section 6.01.

     Section 6.02.  Notice of Defaults.

     Within 30 days after the occurrence of any Default, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Note Register, notice of such Default hereunder; provided, however, that, except in the case of a Default in the payment of the principal of, premium, if any, or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as a trust committee of Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

     Section 6.03.  Certain Rights of Trustee.

     Subject to Section 6.01 hereof and the provisions of {315 of the TIA:

     (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, cer-tificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, appraisal, bond, debenture, note, coupon, security, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

     (b) any request or direction of the Company men-tioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution of the Company thereof;

     (c) the Trustee and its agents may consult, at the expense of the Company, with counsel and any written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon in accordance with such advice or Opinion of Counsel;

     (d) the Trustee and its agents shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opin-ion, report, notice, request, direction, consent, order, approval, appraisal, bond, debenture, note, coupon, secu-rity, other evidence of indebtedness or other paper or document unless requested in writing so to do by the Hold-ers of not less than a majority in aggregate principal amount of the Notes then Outstanding; provided, however, that, if the payment within a reasonable time to the Trus-tee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indem-nity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation shall be paid by the Company or, if paid by the Trustee or any predecessor Trustee, shall be repaid by the Company upon demand; provided, further, however, that the Trustee in its discretion may make such further inquiry or investigation into such facts or matters as it may deem fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be enti-tled to examine the books, records and premises of the Company, personally or by agent or attorney during the reasonable business hours of the Company; or

     (e) the Trustee and its agents may execute any of the trusts or powers hereunder or perform any duties here-under either directly or by or through agents or attorneys and the Trustee shall not be responsible for any miscon-duct or negligence on the part of any agent (other than an agent who is an employee of the Trustee) or attorney appointed with due care by it hereunder.

     Section 6.04.  Trustee Not Responsible for Recitals,
Dispositions of Notes or Application of Proceeds Thereof.

     The recitals contained herein and in the Notes, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder and that the statements made by it in a Statement of Eligibil-ity and Qualification on Form T-1 supplied to the Company in connection with the registration of any Notes issued hereunder are true and accurate subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Company of Notes or the proceeds thereof.

     Section 6.05.  Trustee and Agents May Hold Notes;
Collections; etc.

     The Trustee, any Paying Agent, Note Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes, with the same rights it would have if it were not the Trustee, Paying Agent, Note Registrar or such other agent and, subject to Sec-tions 6.08 and 6.13 hereof and {{ 310 and 311 of the Trust Indenture Act, may otherwise deal with the Company and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not the Trustee, Paying Agent, Note Registrar or such other agent.

     Section 6.06.  Money Held in Trust.

     All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the pur-poses for which they were received, but need not be segregated from other funds except to the extent required herein or by law. The Trustee shall not be under any liability for interest on any moneys received by it hereunder.

     Section 6.07.  Compensation and Indemnification of
Trustee and Its Prior Claim.

     The Company covenants and agrees: (a) to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); (b) to reimburse the Trustee and each predecessor Trus-tee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other Per-sons not regularly in its employ), except any such reasonable expense, disbursement or advance as may arise from its negli-gence or bad faith; and (c) to indemnify the Trustee and each predecessor Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including enforcement of this Section 6.07. The obligations of the Company under this Section to compensate and indemnify the Trustee and each prede-cessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute an additional obligation hereunder and shall survive the satisfaction and discharge of this Indenture. To secure the obligations of the Company to the Trustee under this
Section 6.07, the Trustee shall have a prior Lien upon all property and funds held or collected by the Trustee as such, except funds and property paid by the Company and held in trust for the benefit of the Holders of particular Notes under this Indenture. All such payments and reimbursements shall be made with interest at a rate reasonably acceptable to the Company and the Trustee. The Trustee shall be entitled to file a proof of claim in any bankruptcy proceeding as a secured creditor for its reasonable compensation, fees and expenses under this
Section 6.07.

     When the Trustee incurs expenses under Article Five hereof, the expenses (including reasonable fees and expenses of its counsel) and the compensation for the service in connection therewith are intended to constitute expense of administration under any applicable bankruptcy law.

     Section 6.08.  Conflicting Interests.

     The Trustee shall be subject to and comply with the provisions of { 310(b) of the TIA.

     Section 6.09.  Corporate Trustee Required; Eligi-
bility.

     There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under TIA {{ 310(a)(1) and 310(a)(5) and which shall have a combined capital, surplus and undivided profits of at least $100,000,000, and have an office or agency at which Notes may be presented for transfer and redemption and at which demands may be made in The City of New York. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of United States Federal, state, territorial or District of Colum-bia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such cor-poration shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so pub-lished. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect hereinafter specified in this Article.

     Section 6.10.  Resignation and Removal; Appointment
of Successor Trustee.

     (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 6.11.

     (b) The Trustee, or any trustee or trustees herein-after appointed, may at any time resign by giving written notice thereof to the Company at least 20 Business Days prior to the date of such proposed resignation. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, a copy of which shall be delivered to the resigning Trustee and a copy to the succes-sor trustee. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 20 Business Days after the giving of such notice of resignation, the resigning Trustee may, or any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper, appoint a successor trustee.

     (c) The Trustee may be removed at any time by an Act of the Holders of a majority in principal amount of the Out-standing Notes, delivered to the Trustee and to the Company.

     (d)  If at any time:

     (1) the Trustee shall fail to comply with the provi-sions of { 310(b) of the TIA in accordance with Section

  6.08 hereof after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

     (2)  the Trustee shall cease to be eligible under
  Section 6.09 hereof and shall fail to resign after written request therefor by the Company or by any such Holder, or

     (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose or rehabilitation, conservation or liquidation, then, in any case, (i) the Company may remove the Trustee, or
(ii) subject to Section 5.14, the Holder of any Note who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, peti-tion any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

     (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its accep-tance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Com-pany or the Holders of the Notes and accepted appointment in the manner hereinafter provided, the Holder of any Note who has been a bona fide Holder for at least six months may, subject to
Section 5.14, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

     (f) The Company shall give notice of each resigna-tion and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Notes as their names and addresses appear in the Note Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

     Section 6.11.  Acceptance of Appointment by
Successor.

     Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee as if originally named as Trustee hereunder; but, nevertheless, on the written request of the Company or the successor Trustee, upon payment of amounts due it pursuant to Section 6.07, such retiring Trustee shall duly assign, transfer and deliver to the successor Trustee all moneys and property at the time held by it hereunder and shall execute and deliver an instrument trans-ferring to such successor Trustee all the rights, powers, duties and obligations of the retiring Trustee. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights and pow-ers. Any Trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such Trustee to secure any amounts then due it pursuant to the provisions of Section 6.07.

     No successor Trustee with respect to the Notes shall accept appointment as provided in this Section 6.11 unless at the time of such acceptance such successor Trustee shall be eligible to act as Trustee under this Article.

     Upon acceptance of appointment by any successor Trus-tee as provided in this Section 6.11, the Company shall give notice thereof to the Holders of the Notes, by mailing such notice to such Holders at their addresses as they shall appear on the Note Register. If the acceptance of appointment is sub-stantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 6.10(f). If the Company fails to give such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be given at the expense of the Company.

     Section 6.12.  Successor Trustee by Merger, etc.

     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any cor-poration resulting from any merger, conversion, or consolida-tion to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided such corporation shall be eligible under this Article to serve as Trustee hereunder.

     In case at the time such successor to the Trustee under this Section 6.12 shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Notes so authenticated; and, in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee under this Section 6.12 may authenti-cate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

     Section 6.13.  Preferential Collection of Claims
Against Issuers.

     The Trustee shall comply with Section 311(a) of the TIA, excluding any creditor relationship listed in { 311(b) of the TIA. If the present or any future Trustee shall resign or be removed, it shall be subject to { 311(a) of the TIA to the extent provided therein.

              ARTICLE SEVEN

    HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

     Section 7.01.  Preservation of Information; Company
To Furnish Trustee Names and Addresses of Holders.

     (a) The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders; provided, how-ever, that if and for so long as the Trustee shall be the Note Registrar, the Note Register shall satisfy the requirements relating to such list. Neither the Company nor the Trustee shall be under any responsibility with regard to the accuracy of such list.

     (b) The Company will furnish or cause to be fur-nished to the Trustee

     (i) semiannually, not more than 10 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date; and

     (ii) at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that if and so long as the Trustee shall be the Note Registrar, no such list need be furnished pursuant to this Section 7.01(b).

     Section 7.02.  Communications of Holders.

     Holders may communicate with other Holders with respect to their rights under this Indenture or under the Notes pursuant to { 312(b) of the TIA. The Trustee shall comply with { 312(b) of the TIA. The Company and the Trustee and any and all other Persons benefited by this Indenture shall have the protection afforded by { 312(c) of the TIA.

     Section 7.03.  Reports by Trustee.

     Within 60 days after June 15 of each year commencing with the first June 15 following the date of this Indenture, the Trustee shall mail to all Holders, as their names and addresses appear in the Note Register, a brief report dated as of such June 15 that complies with { 313(a) of the TIA; pro-vided, however, that if no such event as described in { 313(a) of the TIA has occurred within such period then no such report need be transmitted. The Trustee shall also comply with { 313(b), { 313(c) and { 313(d) of the TIA. At the time of its mailing to Holders, a copy of each report shall be filed with the Company, the Commission and with each national securities exchange on which the Notes are listed. The Company shall notify the Trustee when the Notes are listed on any stock exchange or any delisting thereof.

     Section 7.04.  Reports by Company.

     The Company shall file with the Trustee copies of the reports and of the information and documents which the Company is required to provide to any Person under Section 10.09.


              ARTICLE EIGHT

            SUCCESSOR CORPORATION

     Section 8.01.  When Company May Merge, etc.

     The Company shall not, in any single transaction or series of related transactions, consolidate or merge with or into (whether or not the Company is the Surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets to, another Person, and the Company will not permit any Restricted Subsidiary to enter into any such transaction or series of related transactions if such transaction or series of related transactions, in the aggregate, would result in a sale, assign-ment, transfer, lease, conveyance or other disposition of all or substantially all of the properties and assets of the Com-pany and the Restricted Subsidiaries, taken as a whole, to another Person, unless (i) the Surviving Person is a corpora-tion organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Surviv-ing Person (if other than the Company) assumes all the obliga-tions of the Company under the Notes, this Indenture and, if then in effect, the Registration Rights Agreement pursuant to a supplemental indenture or other written agreement, as the case may be, in a form reasonably satisfactory to the Trustee;

(iii) at the time of and immediately after such Disposition, no

Default or Event of Default shall have occurred and be continu-ing; and (iv) the Surviving Person (A) will have Consolidated Net Worth (immediately after giving effect to the Disposition on a pro forma basis) equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction, and (B) at the time of such Disposition and after giving pro forma effect thereto, would be permitted to incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) of
Section 10.11.

     Section 8.02.  Successor Substituted.

     Upon any Disposition involving the Company in accor-dance with Section 8.01 hereof, the Successor Person or Persons shall succeed to, and be substituted for, and may exercise every right and power of, and shall assume all of the liabili-ties and obligations of, the Company under this Indenture, the Notes and the Registration Rights Agreement with the same effect as if such successor had been named as the Company in this Indenture, the Notes and the Registration Rights Agree-ment. When a successor assumes all the obligations of its predecessor under this Indenture, the Notes and the Registra-tion Rights Agreement, the predecessor shall be released from those obligations; provided, however, that in the case of a transfer by lease, the predecessor shall not be released from the payment of principal, premium, if any, and interest on the Notes.


              ARTICLE NINE

        AMENDMENTS, SUPPLEMENTS AND WAIVERS

     Section 9.01.  Without Consent of Holders.

     The Company and the Trustee may amend, waive or sup-plement this Indenture or the Notes without notice to or con-sent of any Holder:

     (a)  to cure any ambiguity, defect or inconsistency;
  provided, however, that such amendment or supplement does not adversely affect the rights of any Holder;

     (b)  to comply with Article Eight;

     (c) to provide for uncertificated Notes in addition to certificated Notes;

     (d) to comply with any requirements of the Commis-sion in order to effect or maintain the qualification of this Indenture under the TIA; or

     (e) to make any change that would provide any addi-tional benefit or rights to the Holders or that does not adversely affect the rights of any Holder;

     (f) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or

     (g) to secure the Notes as provided pursuant to the requirements of Section 10.16 or otherwise.

     Notwithstanding the above, the Trustee and the Com-pany may not make any change that adversely affects the legal rights of any Holders hereunder. The Company shall be required to deliver to the Trustee an Officers' Certificate and an Opin-ion of Counsel stating that any such change under Section 9.01(a) or (e) of the preceding sentence does not adversely affect the rights of any Holder.

     Section 9.02.  With Consent of Holders.

     Subject to Section 5.08, the Company, when authorized by its Board of Directors, and the Trustee may amend or supple-ment this Indenture or the Notes with the written consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes, and the Holders of not less than a majority in aggregate principal amount of the Outstand-ing Notes by written notice to the Trustee may waive future compliance by the Company with any provision of this Indenture or the Notes.

     Notwithstanding the provisions of this Section 9.02, without the consent of each Holder affected, an amendment or waiver, including a waiver pursuant to Section 5.13, may not:

     (i) reduce the principal amount of the Notes whose Holders must consent to an amendment, supplement or waiver;

     (ii) reduce the principal or change the fixed matur-ity of any Note, or alter the provisions with respect to the redemption or repurchase of the Notes in a manner adverse to the Holders of the Notes;

    (iii) reduce the rate of or change the time for pay-ment of interest on any Notes;

     (iv) waive a Default or Event of Default in the pay-ment of principal of, premium, if any, or interest on the Notes (except that Holders of at least a majority in aggregate principal amount of the then outstanding Notes may (a) rescind an acceleration of the Notes, and
  (b) waive the payment default that resulted from such acceleration);

     (v) make any Note payable in money other than that stated in the Notes;

     (vi)  modify any of the provisions of Section 5.08 or
  5.13 (other than to add sections of this Indenture subject thereto) or this Section 9.02 (except to increase the per-centage of outstanding Notes required for such actions or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the holder of each Note affected thereby);

    (vii) amend, change or modify the obligation of the Company to make and consummate (a) a Change of Control Offer in the event of a Change of Control Triggering Event and (b) an Asset Sale Offer after any Asset Sale Offer Trigger Date, or, in each case (a) and (b) of this para-graph (vii), amend or modify any of the provisions or def-initions with respect thereto;

    (viii) modify the ranking or priority of the Notes (it being understood that an amendment or waiver with respect to Section 10.16 is not within the ambit of this paragraph
  (viii)); or

     (ix) waive a redemption payment with respect to any Note.

     It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment, supplement or waiver under this
Section 9.02 becomes effective, the Company shall mail to the Holders of each Note affected thereby, with a copy to the Trus-tee, a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any supplemental indenture.

     Section 9.03.  Compliance with Trust Indenture Act.

     Every amendment of or supplement to this Indenture or the Notes shall comply with the TIA as then in effect and as applicable to this Indenture.

     Section 9.04.  Revocation and Effect of Consents.

     Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of that Note or portion of that Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any note. Subject to the following paragraph, any such Holder or subse-quent Holder may revoke the consent as to such Holder's Note or portion of such Note by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requi-site principal amount of Notes have consented (and not thereto-fore revoked such consent) to the amendment, supplement or waiver.

     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amend-ment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

     After an amendment, supplement or waiver becomes effective, it shall bind every Holder of Notes, unless it makes a change described in any of clauses (i) through (ix) of
Section 9.02. In that case the amendment, supplement or waiver shall bind each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note.

     Section 9.05.  Notation on or Exchange of Notes.

     If an amendment, supplement or waiver changes the terms of a Note, the Trustee shall (in accordance with the spe-cific direction of the Company) request the Holder of the Note to deliver it to the Trustee. The Trustee shall (in accordance with the specific direction of the Company) place an appropri-ate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

     Section 9.06.  Trustee May Sign Amendments, etc.

     The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article Nine if the amend-ment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, supplement or waiver, the Trustee shall be entitled to receive, and shall be fully pro-tected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of any amendment, supple-ment or waiver is authorized or permitted by this Indenture, that it is not inconsistent herewith and that it will be valid and binding upon the Company in accordance with its terms.


               ARTICLE TEN

               COVENANTS

     Section 10.01.  Payment of Principal, Premium and
Interest.

     The Company will duly and punctually pay the princi-pal of, premium, if any, and interest on the Notes in accor-dance with the terms of the Notes and this Indenture.

     Section 10.02.  Maintenance of Office or Agency.

     The Company will maintain in The City of New York, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The office of the Trustee shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surren-ders, notices and demands may be made or served at the Corpo-rate Trust Office, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

     The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Notes may be presented or surrendered for any or all such purposes, and may from time to time rescind such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan in The City of New York for such purposes. The Com-pany will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

     Section 10.03.  Money for Note Payments To Be Held in
Trust.

     If the Company shall at any time act as its own Pay-ing Agent, the Company will, on or before each due date of the principal of, premium, if any, or interest on any of the Notes, segregate and hold in trust for the benefit of the Holders entitled thereto a sum sufficient to pay the principal, pre-mium, if any, or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein pro-vided, and will promptly notify the Trustee of its action or failure so to act.

     If the Company is not acting as Paying Agent, the Company will, on or before the day preceding each due date of the principal of, premium, if any, or interest on any Notes, deposit with a Paying Agent a sum in same day funds sufficient to pay the principal, premium, if any, or interest so becoming due, such sum to be held in trust for the benefit of the Hold-ers entitled to such principal, premium or interest, and

(unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act.

     If the Company is not acting as Paying Agent, the Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the pro-visions of this Section 10.03, that such Paying Agent will:

     (a) hold all sums held by it for the payment of the principal of, premium, if any, or interest on Notes in trust for the benefit of the Holders entitled thereto until such sums shall be paid to such Holders or otherwise disposed of as herein provided;

     (b) give the Trustee notice of any Default by the Company (or any other obligor upon the Notes) in the mak-ing of any payment of principal of, premium, if any, or interest on the Notes;

     (c) at any time during the continuance of any such Default, upon the written request of the Trustee, forth-with pay to the Trustee all sums so held in trust by such Paying Agent; and

     (d) acknowledge, accept and agree to comply in all respects with the provisions of this Indenture relating to the duties, rights and liabilities of such Paying Agent.

     The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

     Any money deposited with the Trustee or any Paying
Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, pre-mium, if any, or interest has become due and payable shall be paid to the Company upon receipt of a Company Request therefor, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for pay-ment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; pro-vided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date speci-fied therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

     Section 10.04.  Existence.

     Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each of the Restricted Subsidiaries, and the rights (charter and statutory), licenses and franchises of the Company and each of the Restricted Subsidiaries; provided, how-ever, that the Company shall not be required to preserve any such right, license or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Restricted Subsidiaries as a whole and that the loss thereof is not disadvantageous in any material respect to the Holders; provided, further, however, that the foregoing shall not pro-hibit a sale, transfer or conveyance of a Restricted Subsidiary of the Company or any of its assets or Capital Stock in compli-ance with the terms of this Indenture.

     Section 10.05.  Payment of Taxes and Other Claims.

     The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed
(i) upon the Company or any of its Subsidiaries or (ii) upon the income, profits or property of the Company or any of its Subsidiaries and (b) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a Lien upon the property of the Company or any of its Subsidiaries; provided, however, that the Company shall not be required to pay or dis-charge or cause to be paid or discharged any such tax, assess-ment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted.

     Section 10.06.  Maintenance of Properties.

     The Company will cause all properties owned by the Company or the Restricted Subsidiaries or used or held for use in the conduct of its business or the business of the Restricted Subsidiaries to be maintained and kept in good con-dition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment and will cause to be made all repairs, renewals, replacements, better-ments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be conducted at all times in the ordi-nary course; provided, however, that nothing in this
Section 10.06 shall prevent the Company from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any of the Restricted Subsid-iaries.

     Section 10.07.  Insurance.

     The Company will at all times keep all of its and the Restricted Subsidiaries' properties which are of an insurable nature insured with insurers, believed by the Company in good faith to be financially sound and responsible, against loss or damage to the extent that property of similar character is usu-ally so insured by corporations similarly situated and owning like properties (which may include self-insurance, if reason-able and in comparable form to that maintained by companies similarly situated).

     Section 10.08.  Compliance Certificate.

     (a) The Company will deliver to the Trustee within 60 days after the end of each of the Company's first three fis-cal quarters and within 90 days after the end of each of the Company's fiscal years an Officers' Certificate stating whether or not the signers know of any Default or Event of Default by the Company or any Restricted Subsidiary that occurred during such fiscal period. If they do know of such a Default or Event of Default, the certificate shall describe any such Default or Event of Default and its status. The first certificate to be delivered pursuant to this Section 10.08(a) shall be for the first full fiscal quarter of the Company beginning after the

Issue Date. The Company shall also deliver a certificate to the Trustee at least annually from the chief financial officer (or if the Company does not have a chief financial officer, the Company's principal executive, financial or accounting officer) of the Company as to his or her knowledge of the compliance by the Company and the Restricted Subsidiaries with all conditions and covenants under this Indenture and whether any Default or Event of Default has occurred, such compliance to be determined without regard to any period of grace or requirement of notice provided herein.

     (b) So long as not contrary to the then current rec-ommendations of the American Institute of Certified Public Accountants, the Company shall use its reasonable best efforts to deliver to the Trustee within 90 days after the end of each fiscal year a written statement by the Company's independent certified public accountants stating (A) that their audit examination has included a review of the terms of this Inden-ture and the Notes as they relate to accounting matters, and
(B) whether, in connection with their audit examination, any Default or Event of Default under this Indenture has come to their attention and, if such a Default or Event of Default has come to their attention, specifying the nature and period of existence thereof; provided, however, that, without any restriction as to the scope of the audit examination, such independent certified public accountants shall not be liable by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of an audit examination conducted in accordance with GAAP.

     (c) The Company will deliver to the Trustee as soon as possible, and in any event within 10 days after the Company becomes aware or should reasonably have become aware of the occurrence of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

     Section 10.09.  Provision of Financial Statements.

     Whether or not the Company is then subject to
Section 13(a) or 15(d) of the Exchange Act, the Company will file with the Commission, so long as the Notes are outstanding, the annual reports, quarterly reports and other periodic reports which the Company would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) if the

Company were so subject, commencing with the quarter ended

September 30, 1996, and such documents shall be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so subject. The Company will also in any event (i) within 15 days of each Required Filing Date, (a) transmit or cause to be transmitted by mail to all Holders of Notes, as their names and addresses appear in the Note register, without cost to such Holders, and
(b) file with the Trustee copies of the annual reports, quar-terly reports and other periodic reports which the Company would have been required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act if the Company were subject to such Sections and (ii) if filing such documents by the Company with the Commission is prohibited under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective holder at the Company's cost. The Company also shall comply with the other provisions of TIA 314(a). In addition, to the extent applicable, the Company shall cause its annual reports to stockholders and any quar-terly or other financial reports furnished to stockholders gen-erally to be filed with the Trustee and mailed, no later than the date such materials are mailed or made available to the Company's stockholders, to the Holders at their addresses as set forth in the register of securities maintained by the Registrar.

     The Company shall provide to the Trustee on a timely basis such information as the Trustee requires to enable the Trustee to prepare and file any form required to be submitted to the Internal Revenue Service or to the Holders of the Notes relating to original issue discount, including without limita-tion, Form 1099-OID or any successor form.

     Section 10.10.  [Intentionally Omitted]

     Section 10.11.  Limitation on Incurrence of Indebted-
ness.

     (a) The Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or directly or indirectly guarantee or in any other manner become directly or indirectly liable for (collectively, to "incur") any Indebted-ness (including any Acquired Debt), except that the Company may incur Indebtedness if, at the time of, and immediately after giving pro forma effect to, such incurrence of Indebtedness, the Debt to Operating Cash Flow Ratio is not more than

(i) 6.75:1 for any incurrence on or prior to December 31, 1997 and (ii) 6.0:1 for any incurrence after December 31, 1997.

     (b) The foregoing limitations will not apply to the incurrence of any of the following (collectively, "Permitted
Indebtedness"), each of which shall be given independent effect:

     (i)  Indebtedness of the Company or any Restricted
        Subsidiary consisting of a guarantee of Park
        Communications' Indebtedness under the Communi-cations Senior Credit Facility, such amount not to exceed $58.0 million in aggregate principal amount outstanding at any time, less any manda-tory or optional prepayments actually made in respect of the Communications Senior Credit
        Facility;

     (ii) Indebtedness of the Company represented by the Notes;

    (iii) Indebtedness of the Company represented by the Exchange Notes;

     (iv)  Indebtedness of the Company and the Restricted
        Subsidiaries under the Revolving Credit Facil-ity, not to exceed $15.0 million in aggregate principal amount outstanding at any time;

     (v)  Indebtedness owed by any Wholly Owned Restricted
        Subsidiary to the Company or to another Wholly
        Owned Restricted Subsidiary, or owed by the Com-pany to any Wholly Owned Restricted Subsidiary;
        provided, however, that any such Indebtedness shall be at all times held by a Person which is either the Company or a Wholly Owned Restricted
        Subsidiary of the Company; provided, further, however, that upon either (a) the transfer or other disposition of any such Indebtedness to a Person other than the Company or another Wholly
        Owned Restricted Subsidiary or (b) the sale, lease, transfer or other disposition of shares of Capital Stock (including by consolidation or merger) of any such Wholly Owned Restricted Sub-sidiary to a Person other than the Company or another Wholly Owned Restricted Subsidiary, the incurrence of such Indebtedness shall be deemed to be an incurrence that is not permitted by this clause (v);

     (vi)  Indebtedness arising with respect to Interest
        Rate Agreement Obligations incurred for the pur-pose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding;

    (vii) any Indebtedness incurred in connection with or given in exchange for the renewal, extension, substitution, refunding, defeasance, refinancing or replacement (a "refinancing") of any Indebt-edness described in clauses (ii) and (iii) above or incurred under Section 10.11(a) ("Refinancing
        Indebtedness"); provided, however, that (a) the principal amount of such Refinancing Indebted-ness shall not exceed the principal amount (or accrued amount, if less) of the Indebtedness so refinanced (plus the premiums paid in connection therewith (which shall not exceed the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced) and the reasonable expenses incurred in connection therewith); (b) such Refinancing
        Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebt-edness being refinanced; (c) such Refinancing
        Indebtedness shall be at least as subordinated in right of payment to the Notes as the Indebt-edness being renewed, extended, substituted, refunded, defeased, refinanced or replaced; and
        (d) the obligor on such Refinancing Indebtedness shall be the obligor on the Indebtedness being refinanced or the Company; and

    (viii)  in addition to the items referred to in clauses
        (i) through (vii) above, Indebtedness of the Company and payment and performance bonds not to exceed $15.0 million in aggregate principal amount at any time outstanding.

     (c) Indebtedness of any Person which is outstanding at the time such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with the Company or a Restricted Subsidiary shall be deemed to have been incurred at the time such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with the Company or a Restricted Subsidiary, and Indebtedness which is assumed at the time of the acquisition of any asset shall be deemed to have been incurred at the time of such acquisition.

     Section 10.12.  Limitation on Restricted Payments.

     (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment, unless at the time of and immediately after giving effect to the proposed Restricted Payment (with the value of any such Restricted Payment, if other than cash, to be determined reasonably and in good faith by the Board of Direc-tors of the Company, whose determination shall be conclusive, and evidenced by (A) a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee and
(B) if the value of any such Restricted Payment is greater than $5.0 million, an opinion issued by an investment banking or appraisal firm of national standing),

  (i) no Default or Event of Default (and no event that, after notice or lapse of time, or both, would become an "event of default" under the terms of any Indebt-edness of the Company or the Restricted Subsidiaries) shall have occurred and be continuing or would occur as a consequence thereof;

  (ii)  the Company (x) prior to December 31, 1997, has a
     Debt to Operating Cash Flow Ratio as of the date of such Restricted Payment of not greater than 6.25:1
     (for calculations of such ratio if made in respect of a date of determination (I) on or prior to March 31, 1997, the Operating Cash Flow component of such ratio shall be determined by multiplying the Operating Cash
     Flow of the Company for the period from March 31, 1996 to the end of the fiscal quarter ended immedi-ately prior to such determination date by a fraction, the numerator of which is four and the denominator of which is the number of full fiscal quarters from March 31, 1996 to such determination date and
     (II) after March 31, 1997, the Operating Cash Flow component of such ratio shall be determined as pro-vided in the definition of "Debt to Operating Cash

     Flow Ratio") and (y) on or after December 31, 1997, could incur at least $1.00 of additional Indebtedness pursuant to Section 10.11(a); and

(iii)the aggregate amount of all Restricted Payments made after the Issue Date shall not exceed the sum of
     (a) an amount equal to the Company's Cumulative Oper-ating Cash Flow less 1.4 times the Company's Cumula-tive Consolidated Interest Expense, plus (b) the aggregate amount of all net cash proceeds received since the Issue Date by the Company from the issuance and sale (other than to a Restricted Subsidiary) of Capital Stock (other than Disqualified Stock) to the extent that such proceeds are not used to redeem, repurchase, retire or otherwise acquire Capital Stock or any Indebtedness of the Company or any Restricted
     Subsidiary pursuant to clause (ii) of Section
     10.12(b) below (it being understood that no capital contributions attributable to the Offering and the consummation of the Refinancing Transactions (includ-ing the repayment of the Existing Term Loan as defined in the Offering Memorandum) shall be deemed for any purpose to be net cash proceeds received by the Company within the contemplation of this clause
     (b)).

     For the purposes of clause (iii) of the immediately preceding paragraph only, any payments made pursuant to clauses
(E) and (H) of the second paragraph of Section 10.13 shall be included as if they were Restricted Payments in the calculation of the aggregate amount of all Restricted Payments made since the Issue Date.

     (b) The foregoing provisions will not prohibit, so long as (other than with respect to clause (i) below) there is no Default or Event of Default continuing, the following actions (collectively, "Permitted Payments"), each of which will be given independent effect: (i) the payment of any divi-dend within 60 days after the date of declaration thereof if at such declaration date such payment would have been permitted under this Indenture; (ii) the redemption, repurchase, retire-ment or other acquisition of any Capital Stock or any Indebted-ness of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Restricted Subsidiary) of Capital Stock or any Indebtedness of the Company (other than Disqualified Stock); (iii) the payment of dividends to Park Communications in an amount and at such time as is suf-ficient to pay interest on the Communications Senior Credit

Facility at the rates determined in accordance with the provi-sions of the Communications Senior Credit Facility as in effect on the Issue Date; (iv) the payment of dividends to Park Commu-nications on the Issue Date in an amount equal to the gross proceeds of the offering of the Notes less expenses thereof actually paid by the Company; and (v) the payment of dividends to Park Communications to the extent the amount of any such payment shall be used by Park Communications to make mandatory payments of Indebtedness outstanding under the Communications Senior Credit Facility.

     For purposes of clause (iii) of Section 10.12(a) above, (A) Permitted Payments made pursuant to clauses (i),
(iii) and (v) of the immediately preceding paragraph (other than dividends to the extent made from the operations of, or from the proceeds of the sales or dispositions of, Radio Sta-tion Assets (unless received in repayment of any Radio Station
Note)) shall be included (with respect to clause (i), as of the date of declaration) as Restricted Payments made since the Issue Date, and Permitted Payments made pursuant to clauses
(ii) and (iv) of the immediately preceding paragraph shall not be included as Restricted Payments and (B) the amount of Restricted Payments made since the Issue Date shall be reduced by the amount of cash proceeds received by the Company from the repayment of any Radio Station Note, not to exceed the amount of Restricted Payments deemed made pursuant to clause (v) of the immediately preceding paragraph.

     Section 10.13.  Limitations on Transactions with
Affiliates.

     The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or suffer to exist any transaction or series of related transac-tions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of the Company (other than the Company or a Wholly Owned Restricted Subsidiary) (each an "Affiliate Transaction"), unless (1) such transaction or series of transactions is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than would be avail-able in a comparable transaction in arm's-length dealings with an unrelated third party and (2)(a) with respect to any trans-action or series of transactions involving aggregate payments in excess of $1.0 million, the Company delivers an Officers' Certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (1) above and such transaction or series of related transactions has been approved by a majority of the members of the Board of Directors of the Company (and approved by a majority of the Independent Directors or, in the event there is only one Independent Direc-tor, by such Independent Director), and (b) with respect to any transaction or series of transactions involving aggregate pay-ments in excess of $5 million or any transaction or series of related transactions referred to in clause (2)(a) above where there are no Independent Directors, an opinion as to the fair-ness to the Company or such Restricted Subsidiary from a finan-cial point of view issued by an investment banking or appraisal firm of national standing.

     Notwithstanding the foregoing, this covenant will not apply to (A) employment agreements or compensation or employee benefit arrangements with any officer, director or employee of the Company entered into in the ordinary course of business (including customary benefits thereunder (it being understood that benefits of the nature in place as of the Issue Date shall be deemed permissible hereunder)), (B) any transaction entered into by or among the Company or one of its Wholly Owned Restricted Subsidiaries with one or more Wholly Owned Restricted Subsidiaries of the Company, (C) any Restricted Pay-ment made in compliance with Section 10.12 and any dividend to Park Communications from the operations of, or from the sale or disposition of, any Radio Station Asset to the extent not a Restricted Payment by virtue of the definition of "Restricted Payments," (D) any Permitted Investments other than Investments permitted by clause (vii) of the definition of "Permitted Investments," (E) payments to Park Communications on the busi-ness day after each Interest Payment Date for the payment of management advisory fees in any amount not to exceed $125,000 on each such date; provided, however, that no such payment shall be made unless (1) the Company has paid all accrued interest on the Notes due on such Interest Payment Date and
(2) no Default or Event of Default shall have occurred and be continuing at the time of such payment, (F) payments to Park Communications or PAI pursuant to the Tax Sharing Agreement,
(G) the pledge of Capital Stock of Unrestricted Subsidiaries by the Company or any Restricted Subsidiary to support such Unre-stricted Subsidiaries' Indebtedness, (H) payments to Park Com-munications in respect of the Company's allocable portion of the consolidated legal, tax, accounting and other administra-tive expenses of Park Communications, not to exceed $875,000 during any consecutive six-month period; provided, however, that no such payment shall be made unless no Default or Event of Default shall have occurred and be continuing at the time of such payment and (I) transactions involving the Company or any of the Restricted Subsidiaries on the one hand and any Unre-stricted Subsidiary owning Radio Station Assets on the other relating to general administrative, corporate, legal and accounting services and similar intercompany relationships to the extent entered into in the ordinary course of business and consistent with such transactions and relationships existing on the Issue Date.

     Section 10.14.  Limitation on Asset Sales.

     The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Sale unless (a) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as evidenced by (i) a resolu-tion of the Board of Directors set forth in an Officers' Cer-tificate delivered to the Trustee and (ii) if the fair market value is greater than $5.0 million, an opinion issued by an investment banking or appraisal firm of national standing) of the assets or other property sold or disposed of in the Asset Sale, and (b) at least 85% of such consideration consists of either (I) cash or Cash Equivalents; provided, however, that for purposes of this covenant "cash" shall include the amount of any Indebtedness (other than any Indebtedness that is by its terms subordinated to the Notes) of the Company or such Restricted Subsidiary that are assumed by the transferee of any such assets or other property in such Asset Sale (and excluding any liabilities that are incurred in connection with or in anticipation of such Asset Sale), but only to the extent that such assumption is effected on a basis under which there is no further recourse to the Company or any of the Restricted Sub-sidiaries with respect to such liabilities or (II) properties and capital assets (including franchises and licenses required to own or operate such properties) to be used in the same lines of business being conducted by the Company or such Restricted Subsidiary on the Issue Date.

     Within 360 days after any Asset Sale, the Company may elect to apply the Net Proceeds from such Asset Sale to
(a) permanently repay any Indebtedness of the Company or its Restricted Subsidiaries (including under the Communications Senior Credit Facility), other than any Indebtedness of the Company or any Restricted Subsidiary which expressly ranks sub-ordinate to any other Indebtedness, and/or (b) make an invest-ment in, or acquire capital assets or property directly related to, the television broadcasting business. Pending the final application of any such Net Proceeds, the Company may tempo-rarily invest such Net Proceeds in any Investments described under clauses (i) through (iv) of the definition of "Permitted Investments." Any Net Proceeds from an Asset Sale not applied or invested as provided in the first sentence of this paragraph within 360 days of such Asset Sale will be deemed to constitute "Excess Proceeds." If the Net Proceeds of any Asset Sale are applied to repay the indebtedness outstanding under the Commu-nications Senior Credit Facility, the Company shall cause all of its Unrestricted Subsidiaries which at such time own the Radio Station Assets (other than KEZX-AM and KWJZ-FM) to exe-cute and deliver a senior unsecured note evidencing their joint and several obligation to the Company in the amount of such Net Proceeds applied to the Communications Senior Credit Facility (the "Radio Station Note") and bearing interest (not payable until the Communications Senior Credit Facility has been repaid in full) at the rate then borne by the Notes. Each Radio Sta-tion Note shall provide by its terms that it shall become imme-diately due and payable after the Communications Senior Credit Facility has been repaid in full in an amount equal to such Radio Station Note's pro rata portion (relative to all Radio Station Notes) of the net proceeds (after taxes and reasonable expenses) of each sale of Radio Station Assets (other than KEZX-AM and KWJZ-FM) occurring after the repayment in full of the Communications Senior Credit Facility. Prior to such time as the Communications Senior Credit Facility has been repaid in full, the Company will not, and will not permit any of its Sub-sidiaries to, sell, transfer or otherwise dispose of the Radio Station Assets (other than KEZX-AM or KWJZ-FM) unless at least the net proceeds (after taxes and reasonable expenses) thereof are applied to the repayment of the Communications Senior Credit Facility. The Company will not permit any Unrestricted Subsidiary which owns Radio Station Assets to enter into any agreement other than the Communications Senior Credit Facility which would restrict in any manner the payment when due of any Radio Station Note.

     Each date on which the aggregate amount of Excess
Proceeds in respect of which an Asset Sale Offer has not been made exceeds $5,000,000 shall be deemed an "Asset Sale Offer Trigger Date". Within 30 days of each Asset Sale Offer Trigger Date the Company shall commence an offer (the "Asset Sale Offer") to purchase the maximum principal amount of Notes and other Indebtedness of the Company that ranks pari passu in right of payment with the Notes (to the extent required by the instrument governing such other Indebtedness) that may be pur-chased out of the Excess Proceeds. Any Notes to be purchased pursuant to an Asset Sale Offer shall be purchased pro rata based on the aggregate principal amount of Notes and all such other Indebtedness outstanding; and all such Notes shall be purchased at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid inter-est, if any, to the date of purchase. To the extent that any Excess Proceeds remain after completion of an Asset Sale Offer, the Company may use the remaining amount for general corporate purposes otherwise permitted by this Indenture. Upon the con-summation of any Asset Sale Offer, the amount of Excess Pro-ceeds from the Asset Sale in question to be the subject of future Asset Sale Offers shall be deemed to be zero.

     Notice of an Asset Sale Offer shall be prepared and mailed by the Company with a copy to the Trustee not later than the 30th day after the related Asset Sale Offer Trigger Date to each Holder of Notes at such Holder's registered address, stat-ing:

     (i) that an Asset Sale Offer Trigger Date has occurred and that the Company is offering to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds to the extent to be applied to an offer to purchase Notes (as provided in the immediately preceding paragraph), at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of the purchase (the "Asset Sale Offer Purchase Date"), which shall be a Business Day, specified in such notice, that is not earlier than 30 days or later than 60 days from the date such notice is mailed;

     (ii) the amount of accrued and unpaid interest, if any, as of the Asset Sale Offer Purchase Date;

    (iii) that any Note not tendered will continue to accrue interest in accordance with the terms thereof;

     (iv) that, unless the Company defaults in the payment of the purchase price for the Notes payable pursuant to the Asset Sale Offer, any Notes accepted for payment pur-suant to the Asset Sale Offer shall cease to accrue inter-est after the Asset Sale Offer Purchase Date;

     (v) that Holders electing to have Notes purchased pursuant to an Asset Sale Offer will be required to sur-render their Notes to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the Asset Sale Purchase Date with the "Option of Holder to Elect Purchase" on the reverse thereof completed and must complete any form letter of transmittal proposed by the Company (which letter must be completed correctly by such Holder) and which is acceptable to the Trustee and the Paying Agent;

     (vi) that Holders of Notes will be entitled to with-draw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Business Day prior to the Asset Sale Offer Purchase Date, a tele-gram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes the Holder delivered for purchase, the Note certifi-cate number (if any) and a statement that such Holder is withdrawing its election to have such Notes purchased;

    (vii) that Holders whose Notes are purchased only in part will be issued Notes equal in principal amount to the unpurchased portion of the Notes surrendered;

    (viii) the instructions that Holders must follow in order to tender their Notes; and

     (ix) information concerning the business of the Com-pany, the most recent annual and quarterly reports of the Company filed with the SEC pursuant to the Exchange Act (or, if the Company is not then required to file any such reports with the SEC, the comparable reports prepared pur-suant to Section 10.09), a description of material devel-opments in the Company's business, information with respect to pro forma historical financial information after giving effect to such Asset Sale and such other information concerning the circumstances and relevant facts regarding such Asset Sale and Asset Sale Offer as would be material to a Holder of Notes in connection with the decision of such Holder as to whether or not it should tender Notes pursuant to the Asset Sale Offer.

     On the Asset Sale Offer Purchase Date, the Company will (i) accept for payment the maximum principal amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer that can be purchased out of Excess Proceeds from such Asset Sale that are to be applied to an Asset Sale Offer (to the extent provided in the second preceding paragraph),

(ii) deposit with the Paying Agent an amount in cash equal to the aggregate purchase price of all Notes or portions thereof accepted for payment and any accrued and unpaid interest on such Notes as of the Asset Sale Offer Purchase Date, and
(iii) deliver or cause to be delivered to the Trustee all Notes tendered pursuant to the Asset Sale Offer. If less than all Notes tendered pursuant to the Asset Sale Offer are accepted for payment by the Company for any reason consistent with this Indenture, selection of the Notes to be purchased by the Com-pany shall be in compliance with the requirements of the prin-cipal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis or by lot; provided, however, that Notes accepted for payment in part shall only be purchased in integral multiples of $1,000. The Paying Agent shall promptly mail to each Holder of Notes or portions thereof accepted for payment an amount in cash equal to the purchase price for such Notes plus any accrued and unpaid interest thereon, and the Trustee shall promptly authenticate and mail to such Holder of Notes accepted for payment in part a new Note equal in principal amount to any unpurchased portion of the Notes, and any Note not accepted for payment in whole or in part shall be promptly returned to the Holder of such Note.

     On and after an Asset Sale Offer Purchase Date, interest will cease to accrue on the Notes or portions thereof accepted for payment, unless the Company defaults in the pay-ment of the purchase price therefor. The Company will publicly announce the results of the Asset Sale Offer on or as soon as practicable after the Asset Sale Offer Purchase Date.

     The Company will comply with the applicable tender offer rules, including the requirements of Rule 14e-1 under the Exchange Act, and all other applicable securities laws and reg-ulations in connection with any Asset Sale Offer and will be deemed not to be in violation of any of its covenants herein to the extent such compliance is in conflict with such covenants.

     Section 10.15.  Change of Control.

     Upon the occurrence of a Change of Control Triggering Event (the date of such occurrence, the "Change of Control Date"), the Company shall make an offer to purchase (a "Change of Control Offer"), and shall, subject to the provisions described below, purchase, all or any portion (equal to $1,000 or an integral multiple thereof) of the then outstanding Notes validly tendered at a purchase price in cash (the "Change of

Control Purchase Price") equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Change of Control Purchase Date. The Company shall be required to purchase all Notes properly tendered into the Change of Con-trol Offer and not withdrawn.

     Notice of a Change of Control Offer shall be prepared and mailed by the Company not later than the 30th day after the Change of Control Date to the Holders of Notes at their last registered addresses with a copy to the Trustee and the Paying Agent. The Offer shall remain open from the time of mailing for at least 20 Business Days or such longer period as may be required by law. The notice, which shall govern the terms of the Change of Control Offer, shall include such disclosures as are required by law and shall state:

     (a) that the Change of Control Triggering Event has occurred and that such Holder has the right to require the Company to purchase all or a portion (equal to $1,000 or an integral multiple thereof) of such Holder's Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid inter-est, if any, to the date of purchase, which shall be a Business Day, specified in such notice, that is not ear-lier than 30 days or later than 60 days from the date such notice is mailed (the "Change of Control Purchase Date");

     (b) the amount of accrued and unpaid interest, if any, as of the Change Control Purchase Date;

     (c) that any Note not tendered for payment will con-tinue to accrue interest in accordance with the terms thereof;

     (d) that, unless the Company defaults in the payment of the purchase price for the Notes payable pursuant to the Change of Control Offer, any Notes accepted for pay-ment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase
  Date;

     (e) that Holders electing to have Notes purchased pursuant to a Change of Control Offer will be required to surrender their Notes to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the Change of Control Purchase Date with the "Option of Holder to Elect Purchase" on the reverse thereof completed and must complete any form letter of transmittal proposed by the Company and be completed cor-rectly by such Holder and be acceptable to the Trustee and the Paying Agent;

     (f) that Holders of Notes will be entitled to with-draw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Business Day prior to the Change of Control Purchase Date, a tele-gram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes the Holder delivered for purchase, the Note certifi-cate number (if any) and a statement that such Holder is withdrawing its election to have such Notes purchased;

     (g) that Holders whose Notes are purchased only in part will be issued Notes equal in principal amount to the unpurchased portion of the Notes surrendered;

     (h) the instructions that Holders must follow in order to tender their Notes; and

     (i) information concerning the business of the Com-pany, the most recent annual and quarterly reports of the Company filed with the SEC pursuant to the Exchange Act (or, if the Company is not then required to file any such reports with the SEC, the comparable reports prepared pur-suant to Section 10.09), a description of material devel-opments in the Company's business, information with respect to pro forma historical financial information after giving effect to such Change of Control and such other information concerning the circumstances and rele-vant facts regarding such Change of Control and Change of Control Offer as would be material to a Holder of Notes in connection with the decision of such Holder as to whether or not it should tender Notes pursuant to the Change of Control Offer.

     On the Change of Control Purchase Date, the Company will (i) accept for payment all Notes or portions thereof ten-dered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount in cash equal to the aggregate purchase price of all Notes or portions thereof accepted for payment, plus any accrued and unpaid interest on such Notes as of the Change of Control Purchase Date, and (iii) deliver or cause to be delivered to the Trustee all Notes tendered pursu-ant to the Change of Control Offer. The Paying Agent shall promptly mail to each Holder of Notes or portions thereof accepted for payment an amount in cash equal to the purchase price for such Notes, plus any accrued and unpaid interest thereon, and the Trustee shall promptly authenticate and mail to such Holders of Notes accepted for payment in part a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted in whole or in part shall be promptly returned to the Holder thereof.

     On and after a Change of Control Purchase Date, interest will cease to accrue on the Notes or portions thereof accepted for payment unless the Company defaults in the payment of the purchase price therefor. The Company will publicly announce the results of the Change of Control Offer not later than the first Business Day following the Change of Control Purchase Date.

     The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are appli-cable, in the event that Change of Control occurs and the Com-pany is required to purchase Notes as described above and will be deemed not to be in violation of any of its covenants herein to the extent such compliance is in conflict with such covenants.

     Section 10.16.  Limitations on Liens Securing Certain
Debt.

     The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on any property or assets of the Company or any Restricted Subsidiary (other than the Capital Stock of Unre-stricted Subsidiaries) now owned or hereafter acquired, or any income or profits therefrom, or assign or convey any right to receive income therefrom to secure any Indebtedness, unless the Notes are equally and ratably secured thereby for so long as such Indebtedness is secured thereby.

     Section 10.17.  Limitation on Dividends and Other
Payment Restrictions Affecting Subsidiaries.

     The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause to suffer to exist or become effective any encumbrance or restriction of any kind on the ability of any

Restricted Subsidiary to (a) pay dividends or make any other distribution to the Company or any Restricted Subsidiary on its Capital Stock or with respect to any other interest or partici-pation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any other Restricted Subsidiary,
(b) make loans or advances to the Company or any other Restricted Subsidiary or guarantee any Indebtedness of the Com-pany or any other Restricted Subsidiary, or (c) transfer any of its properties or assets to the Company or any other Restricted Subsidiary, except for such encumbrances or restrictions exist-ing under or by reason of (i) the Communications Senior Credit Facility as in effect on the Issue Date, and any amendments, restatements, renewals, replacements or refinancings thereof; provided, however, that such amendments, restatements, renew-als, replacements or refinancings are no more restrictive with respect to such dividend and other payment restrictions than those contained in the Communications Senior Credit Facility (or, if more restrictive, than those contained in this Inden-ture) immediately prior to any such amendment, restatement, renewal, replacement or refinancing, (ii) applicable law,
(iii) any instrument governing Indebtedness or Capital Stock of an Acquired Person acquired by the Company or any of the Restricted Subsidiaries as in effect at the time of such acqui-sition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition); pro-vided, however, that (1) such restriction is not applicable to any Person, or the properties or assets of any Person, other than the Acquired Person, and (2) the consolidated net income of such Acquired Person for any period prior to such acquisi-tion shall not be taken into account in determining whether such acquisition was permitted by the terms of this Indenture,
(iv) by reason of customary non-assignment provisions in leases entered into the ordinary course of business, (v) Purchase Money Indebtedness for property acquired in the ordinary course of business that only impose restrictions on the property so acquired, (vi) an agreement for the sale or disposition of the Capital Stock or assets of such Restricted Subsidiary; pro-vided, however, that such restriction is only applicable to such Restricted Subsidiary or assets, as applicable, and such sale or disposition otherwise is permitted under Section 10.14; provided, further, however, that such restriction or encum-brance shall be effective only for a period from the execution and delivery of such agreement through a termination date not later than 270 days after such execution and delivery,
(vii) Refinancing Indebtedness permitted under this Indenture; provided, however, that the restrictions contained in the agreements governing such Refinancing Indebtedness are no more restrictive in the aggregate than those contained in the agreements governing the Indebtedness being refinanced immedi-ately prior to such refinancing, (viii) this Indenture or
(ix) the Revolving Credit Facility, and any amendments, restatements, renewals, replacements or refinancings thereof.

     Section 10.18.  Limitation on Subsidiary Capital
Stock.

     The Company will not permit any Restricted Subsidiary to issue any Capital Stock, except for (i) Capital Stock issued to and held by the Company or a Wholly Owned Restricted Subsid-iary and (ii) Capital Stock issued by a Person prior to the time (a) such Person becomes a Restricted Subsidiary, (b) such Person merges with or into a Restricted Subsidiary or (c) a Restricted Subsidiary merges with or into such Person; pro-vided, however, that such Capital Stock was not issued by such Person in anticipation of the type of transaction contemplated by clause (a), (b) or (c).

     Section 10.19.  Limitation on Amendment of Tax Shar-
ing Agreement.

     The Company will not, and will not permit any Restricted Subsidiary to, (i) amend, supplement or modify the Tax Sharing Agreement, unless any such amendment, supplement or modification is no less favorable to the Holders than the terms thereof on the Issue Date or (ii) assign the Tax Sharing Agree-ment or the benefits and obligations thereunder to any other Person.

     Section 10.20.  Limitation on Line of Business.

     The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than television broadcasting and businesses directly related thereto; provided, however, that the Company and the Restricted Subsidiaries may engage in the radio broadcasting business solely by continuing to operate the Radio Station Assets until the disposition of the Radio Station Assets.

     Section 10.21.  Certain Exceptions for Capital Con-
tributions To Refinance the Existing Credit Facility.

     Any other provision of this Indenture to the contrary notwithstanding, any capital contribution made on the Issue Date in any Subsidiary of the Company to effect the repayment of the Existing Credit Facility from the proceeds of the offering of the Notes and the consummation of the other financ-ing transactions taking place on the Issue Date in connection therewith shall not be deemed to be a violation of any covenant of this Indenture (and the aggregate amount of any such capital contribution shall not be counted as a Restricted Investment).


              ARTICLE ELEVEN

            REDEMPTION OF NOTES

     Section 11.01.  Optional and Special Redemption.

     Optional Redemption. Except as provided below, the Notes are not redeemable prior to May 15, 2001. Subject to earlier redemption in the manner described in the next two suc-ceeding paragraphs, the Notes will be redeemable at the option of the Company, in whole or in part, at the Redemption Prices (expressed as percentages of principal amount) set forth below, plus accrued interest to the Redemption Date, if redeemed dur-ing the 12-month period beginning May 15 of the years indicated below:

                        Redemption
     Year                            __Price___

     2001 .........................  106.00%
     2002 .........................  104.00
     2003 .........................  102.00
     2004 .........................  100.00

     In addition, at any time prior to May 15, 1999, the Company may, at its option, redeem up to 35% of the aggregate principal amount of Notes originally issued with the net pro-ceeds of one or more Public Equity Offerings or Strategic Equity Investments where the proceeds to the Company of any such Public Equity Offering or Strategic Equity Investment are at least $40.0 million, at 111.75% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of redemption; provided, however, that not less than $155.0 million principal amount of the Notes is outstanding immedi-ately after giving effect to such redemption (other than any Notes owned by the Company or any of its Affiliates) and such redemption is effected within 60 days of such issuance or investment.

      In addition, at any time prior to May 15, 2001, upon the occurrence of a Change of Control, the Company may redeem the Notes, in whole but not in part, at a redemption price equal to the principal amount thereof plus the Applicable Pre-mium plus accrued and unpaid interest, if any, to the date of redemption. Notice of redemption of the Notes pursuant to this paragraph shall be mailed to holders of the Notes not more than 30 days following the occurrence of a Change of Control. The Company may not redeem Notes pursuant to this paragraph if it has made an offer to repurchase Notes with respect to such Change of Control.

     Section 11.02.  Applicability of Article.

     Redemption of Notes at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

     Section 11.03.  Election To Redeem; Notice to
Trustee.

     The election of the Company to redeem any Notes pur-suant to Section 11.01(a) shall be evidenced by a Board Resolu-tion of the Company and an Officers' Certificate. In case of any redemption at the election of the Company, the Company shall, at least 45 days prior to the Redemption Date fixed by the Company (unless a shorter notice period shall be satisfac-tory to the Trustee), notify the Trustee in writing of such Redemption Date and of the principal amount of Notes to be redeemed.

     Section 11.04.  Selection by Trustee of Notes To Be
Redeemed.

     In the event that less than all of the Notes are to be redeemed at any time, selection of such Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, on a pro rata basis or by lot; provided, however, that no Notes of a principal amount of $1,000 shall be redeemed in part; provided, further, however, that any redemption pursuant to the provisions relating to one or more Public Equity Offerings or Strategic Equity Investments by the Company shall be made on a pro rata basis or on as nearly a pro rata basis as practicable (subject to any procedures of The Depository Trust Company). If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note. On and after the redemption date, if the Company does not default in the payment of the redemption price, interest will cease to accrue on Notes or portions thereof called for redemption.

     For all purposes of this Indenture, unless the con-text otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

     Section 11.05.  Notice of Redemption.

     Notice of redemption shall be mailed by first-class mail, postage prepaid, mailed at least 30 but not more than 60 days before the Redemption Date, to each Holder of Notes to be redeemed at its registered address.

     All notices of redemption shall state:

     (a)  the Redemption Date;

     (b)  the Redemption Price;

     (c) if less than all outstanding Notes are to be redeemed, the identification of the particular Notes to be redeemed;

     (d) in the case of a Note to be redeemed in part, the principal amount of such Note to be redeemed and that after the Redemption Date upon surrender of such Note, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof will be issued;

     (e) that Notes called for redemption must be surren-dered to the Paying Agent to collect the Redemption Price;

     (f) that on the Redemption Date the Redemption Price will become due and payable upon each such Note or portion thereof, and that (unless the Company shall default in payment of the Redemption Price) interest thereon shall cease to accrue on and after said date;

     (g) the place or places where such Notes are to be surrendered for payment of the Redemption Price;

     (h) the CUSIP number, if any, relating to such Notes; and

     (i) the paragraph of the Notes pursuant to which the Notes are being redeemed.

     Notice of redemption of Notes to be redeemed shall be given by the Company or, at the Company's written request, by the Trustee in the name and at the expense of the Company.

     The notice if mailed in the manner herein provided shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

     Section 11.06.  Deposit of Redemption Price.

     On or prior to the day preceding any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money in same day funds sufficient to pay the Redemp-tion Price of, and accrued interest on, all the Notes or por-tions thereof which are to be redeemed on that date.

     Section 11.07.  Notes Payable on Redemption Date.

     Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein speci-fied and from and after such date (unless the Company shall default in the payment of the Redemption Price) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price; provided, how-ever, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such on the relevant Regular Record Dates according to the terms and the provisions of Section 3.07.

     If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal and premium, if any, shall, until paid, bear interest from the Redemption Date at the rate then borne by such Note.

     Section 11.08.  Notes Redeemed or Purchased in Part.

     Any Note which is to be redeemed or purchased only in part shall be surrendered to the Paying Agent at the office or agency maintained for such purpose pursuant to Section 10.02 (with, if the Company, the Note Registrar or the Trustee so requires, due endorsement by, or a written instrument of trans-fer in form satisfactory to, the Company, the Note Registrar or the Trustee duly executed by the Holder thereof or such Hold-er's attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal of the Note so surrendered that is not redeemed or purchased.


              ARTICLE TWELVE

          SATISFACTION AND DISCHARGE

     Section 12.01.  Satisfaction and Discharge of
Indenture.

     This Indenture shall cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Notes herein expressly provided for, the Company's obligations under Section 6.07 hereof, and the Trustee's and Paying Agent's obligations under Section 4.06 hereof) and the Trustee, on written demand of and at the expense of the Com-pany, shall execute proper instruments acknowledging satisfac-tion and discharge of this Indenture, when

     (a)  either

     (i) all Notes theretofore authenticated and deliv-ered (other than (A) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06 hereof and (B) Notes for whose payment in United States dollars has theretofore been irrevocably deposited in trust or segregated and held in trust by the

  Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation; or

     (ii) all such Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee in trust for the purpose an amount in United States dollars sufficient to pay and dis-charge the entire Indebtedness on such Notes not thereto-fore delivered to the Trustee for cancellation, for the principal of, premium, if any, and interest to the date of such deposit;

     (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

     (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been com-plied with.

     Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.07 and, if money shall have been deposited with the Trustee pursuant to subclause (a)(ii) of this Section 12.01, the obligations of the Trustee under Section 12.02 and the last paragraph of Section 10.03 shall survive.

     Section 12.02.  Application of Trust Money.

     Subject to the provisions of the last paragraph of
Section 10.03, all money deposited with the Trustee pursuant to
Section 12.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal of, premium, if any, and interest on the Notes for whose payment such money has been deposited with the Trustee.



           [Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

                 PARK BROADCASTING, INC.



                 By:
                   Name:  Wright M. Thomas
                   Title: President


                 IBJ SCHRODER BANK & TRUST,
                  COMPANY, as Trustee



                 By:
                   Name:
                   Title:

                            EXHIBIT A



                     PARK BROADCASTING, INC.
                          ___________

                   11-3/4% SENIOR NOTE DUE 2004


CUSIP No. ____________
No. ___________                                   $____________

     PARK BROADCASTING, INC., a Delaware corporation (the "Company," which term includes any successor under the Inden-ture hereinafter referred to), for value received, promises to pay to ______________ or registered assigns, the principal sum of _______________ United States Dollars on May 15, 2004, at the office or agency of the Company referred to below, and to pay interest thereon on May 15, and November 15, in each year, commencing on November 15, 1996 (each an "Interest Payment Date"), accruing from the Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 11-3/4% per annum, until the prin-cipal hereof is paid or duly provided for. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

     The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to on the reverse hereof, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the May 1 or November 1 (each a "Regular Record Date"), whether or not a Business Day, as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the then applicable interest rate borne by the Notes, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Per-son in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice of which shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

     Payment of the principal of, premium, if any, and interest on this Note will be made at the Corporate Trust office or agency of the Trustee maintained for that purpose in The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check (which may be a check of the Company) mailed to the address of the Person entitled thereto as such address shall appear on the Note Register.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof.

     Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

      TRUSTEE'S CERTIFICATE OF AUTHENTICATION.

     This is one of the Notes referred to in the within-mentioned Indenture.


                    IBJ SCHRODER BANK &
                     TRUST COMPANY, as Trustee



                    By:
                      Authorized Signatory

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:                           PARK BROADCASTING, INC.



                   By:
                     Name:
                     Title:


                   By:
                     Name:
                     Title:

             (REVERSE OF NOTE)

         11-3/4% Senior Note due 2004


     1. Indenture. This Note is one of a duly authorized issue of Notes of the Company designated as its 11-3/4% Senior Notes due 2004 (the "Notes"), limited (except as otherwise pro-vided in the Indenture referred to below) in aggregate princi-pal amount to $241,000,000, which may be issued under an inden-ture (the "Indenture") dated as of May 13, 1996, between the Company and IBJ Schroder Bank & Trust Company, as trustee (the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respec-tive rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Hold-ers of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered.

     All capitalized terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

     No reference herein to the Indenture and no provi-sions of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and uncondi-tional, to pay the principal of, premium, if any, and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

     2.  Redemption.

     (a) Optional Redemption. Except as set forth below, the Notes are not redeemable prior to May 15, 2001. Subject to earlier redemption in the manner described in the next two suc-ceeding paragraphs, the Notes will be redeemable at the option of the Company, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued interest to the redemption date, if redeemed dur-ing the 12-month period beginning May 15 of the years indicated below:

     Year                          Redemption Price

     2001 ....................          106.00%

     2002 ....................          104.00
     2003 ....................          102.00
     2004 ....................          100.00

     In addition, at any time prior to May 15, 1999, the Company may, at its option, redeem up to 35% of the aggregate principal amount of Notes originally issued with the net pro-ceeds of one or more Public Equity Offerings or Strategic Equity Investments where the proceeds to the Company of any such Public Equity Offering or Strategic Equity Investment are at least $40.0 million, at 111.75% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of redemption; provided, however, that not less than $155.0 million principal amount of the Notes is outstanding immedi-ately after giving effect to such redemption (other than any Notes owned by the Company or any of its Affiliates) and such redemption is effected within 60 days of such issuance or investment.

      In addition, at any time prior to May 15, 2001, upon the occurrence of a Change of Control, the Company may redeem the Notes, in whole but not in part, at a redemption price equal to the principal amount thereof plus the Applicable Pre-mium plus accrued and unpaid interest, if any, to the date of redemption. Notice of redemption of the Notes pursuant to this paragraph shall be mailed to holders of the Notes not more than 30 days following the occurrence of a Change of Control. The Company may not redeem Notes pursuant to this paragraph if it has made an offer to repurchase Notes with respect to such Change of Control.

     (b) Sinking Fund. The Company will not be required to make any mandatory sinking fund payments in respect of the Notes.

     (c) Interest Payments. In the case of any redemp-tion of the Notes, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Notes, or one or more Predecessor Notes, of record at the close of business on the relevant Record Date referred to on the face hereof. Notes (or portions thereof) for whose redemption and payment provision is made in accor-dance with the Indenture shall cease to bear interest from and after the Redemption Date.

     (d) Partial Redemption. In the event of redemption of the Note in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

     3. Offers to Purchase. Sections 10.14 and 10.15 of the Indenture provide that following certain Asset Sales (with respect to Section 10.14) and upon the occurrence of a Change of Control Triggering Event (with respect to Section 10.15) and subject to further limitations contained therein, the Company shall make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

     4. Defaults and Remedies. If an Event of Default shall occur and be continuing, the principal of all of the out-standing Notes, plus all accrued and unpaid interest, if any, to the date the Notes become due and payable, may be declared due and payable in the manner and with the effect provided in the Indenture.

     5.  Defeasance.  The Indenture contains provisions
(which provisions apply to this Note) for defeasance at any time of (a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance by the Company with certain conditions set forth therein.

     6.  Amendments and Waivers.  The Company and the
Trustee (if a party thereto) may, without the consent of the Holders of any Outstanding Notes, amend, waive or supplement the Indenture or the Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, and making any change that does not adversely affect the rights of any Holder. Other amendments and modifications of the Indenture or the Notes may be made by the Company and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the Outstanding Notes, subject to certain exceptions requiring the consent of the Holders of the particular Notes to be affected. Any such consent or waiver by or on behalf of the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

     7. Denominations, Transfer and Exchange. The Notes are issuable only in registered form without coupons in denomi-nations of $1,000 and any integral multiple thereof. As pro-vided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggre-gate principal amount of Notes of the authorized denomination, as requested by the Holder surrendering the same.

      The transfer of this Note is registrable on the Note Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for such purpose in the Borough of Manhattan in The City of New York or at such other office or agency of the Com-pany as may be maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form sat-isfactory to the Company and the Note Registrar duly executed by, the Holder hereof or his attorney duly authorized in writ-ing, and thereupon one or more new Notes, of authorized denomi-nations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     8. Persons Deemed Owners. Prior to and at the time of due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is regis-tered as the owner hereof for all purposes, whether or not this Note shall be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

     9. Registration Rights. Pursuant to the Registra-tion Rights Agreement among the Company and the Holders of the Initial Notes, the Company will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for the Company's Series B 11-3/4% Senior Notes due 2004 (the "Exchange Notes"), which will have been registered under the Securities Act, in like principal amount and having terms identical in all material respects as the Initial Notes. The Holders of the Initial Notes shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

     10. No Recourse Against Others. No officer or employee of the Company, or any director, officer, partner, affiliate, employee or stockholder of the Company, shall have any liability for any obligations of the Company under the Notes or the Indenture. Each Holder of Notes by accepting a Note waives and releases all such liability, and such waiver and release is part of the consideration for the issuance of the Notes.

     11.  GOVERNING LAW.  THE INDENTURE AND THIS NOTE
SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE
INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT
TO THE CONFLICT OF LAWS PRINCIPLES THEREOF).  THE TRUSTEE, THE

COMPANY, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND THE
HOLDERS AGREE TO SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF
ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH

OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEED-
ING ARISING OUT OF OR RELATING TO THE INDENTURE OR THIS NOTE.

              ASSIGNMENT FORM

If you the holder want to assign this Note, fill in the form below and have your signature guaranteed:


I or we assign and transfer this Note to



(Insert assignee's social security or tax ID number) __________




(Print or type assignee's name, address and zip code) and irre-vocably appoint agent to transfer this Note on the books of the Company. The agent may substitute another to act for such agent.


Date:______________ Your signature:
                    (Sign exactly as your name
                    appears on the other side of
                    this Note)


                    By:
                      NOTICE:  To be executed
                      by an executive officer


NOTICE: Signature(s) must be guaranteed by an institution which is a participant in the Securities Transfer Agent Medal-lion Program ("STAMP") or similar program.

     In connection with any transfer of this Note occur-ring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registra-tion statement under the Securities Act of 1933, as amended (the "Securities Act"), covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the third anniversary of the Issue Date, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer:

               [Check One]


(1)  ___  to the Company or a subsidiary thereof; or

(2) ___ pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

(3) ___ to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securi-ties Act of 1933, as amended) that has furnished to the Trustee a signed letter containing certain repre-sentations and agreements (the form of which letter can be obtained from the Trustee); or

(4) ___ outside the United States to a "foreign person" in compliance with Rule 904 of Regulation S under the Securities Act of 1933, as amended; or

(5) ___ pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933, as amended; or

(6) ___ pursuant to an effective registration statement under the Securities Act of 1933, as amended; or

(7) ___ pursuant to another available exemption from the reg-istration requirements of the Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof, provided, that if box (3), (4), (5) or (7) is checked, the Com-pany or the Trustee may require, prior to registering any such transfer of the Notes, in its sole discretion, such written legal opinions, certifications (including an investment letter in the case of box (3) or (4), and other information as the

Trustee, Note Registrar or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the regis-tration requirements of the Securities Act of 1933, as amended.

If none of the foregoing boxes are checked, the Trustee or Reg-istrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.05 of the Indenture shall have been satisfied.



Dated:___________________     Signed:
                           (Sign exactly as name
                           appears on the other
                           side of this Security)



Signature Guarantee:


  TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED


     The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the under-signed has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing repre-sentations in order to claim the exemption from registration provided by Rule 144A.



Date:_____________________
                  NOTICE:  To be executed by an
                       an executive officer

        OPTION OF HOLDER TO ELECT PURCHASE

     If you wish to have this Note purchased by the Com-pany pursuant to Section 10.14 or 10.15 of the Indenture, check the Box: [ ]

     If you wish to have a portion of this Note purchased by the Company pursuant to Section 10.14 or 10.15 of the Inden-ture, state the amount:

              $______________

Date: _____________ Your Signature: ____________________    __
                    (Sign exactly as your name
                     appears on the other side
                     of this Note)


                     By:
                        NOTICE:  To be signed
                        by an executive officer


NOTICE: Signature(s) must be guaranteed by an institution which is a participant in the Securities Transfer Agent Medal-lion Program ("STAMP") or similar program.

                              EXHIBIT B



           PARK BROADCASTING, INC.
               ___________

         11-3/4% SENIOR NOTE DUE 2004

CUSIP No. __________
No. ___________                                   $____________

     PARK BROADCASTING, INC., a Delaware corporation (the "Company," which term includes any successor under the Inden-ture hereinafter referred to), for value received, promises to pay to ______________, or registered assigns, the principal sum of _______________ United States Dollars on May 15, 2004, at the office or agency of the Company referred to below, and to pay interest thereon on May 15 and November 15 in each year, commencing on November 15, 1996 (each an "Interest Payment Date"), accruing from the Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 11-3/4% per annum, until the prin-cipal hereof is paid or duly provided for. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

     The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to on the reverse hereof, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the May 1 or November 1 (each a "Regular Record Date"), whether or not a Business Day, as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the then applicable interest rate borne by the Notes, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Per-son in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice of which shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the

Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

     Payment of the principal of, premium, if any, and interest on this Note will be made at the corporate trust office or agency of the Trustee maintained for that purpose in The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts: provided, however, that payment of interest may be made at the option of the Company by check (which may be a check of the Company) mailed to the address of the Person entitled thereto as such address shall appear on the Note Register.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof.

     Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.


     TRUSTEE'S CERTIFICATE OF AUTHENTICATION.

     This is one of the Notes referred to in the within-mentioned Indenture.

                 IBJ SCHRODER BANK &
                  TRUST COMPANY, as Trustee



                 By:
                   Authorized Signatory

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:                           PARK BROADCASTING, INC.



                   By:
                     Name:
                     Title:


                   By:
                     Name:
                     Title:

             (REVERSE OF NOTE)

         11-3/4% Senior Note due 2004


     1. Indenture. This Note is one of a duly authorized issue of Notes of the Company designated as its 11-3/4% Senior Notes due 2004 (the "Notes"), limited (except as otherwise pro-vided in the Indenture referred to below) in aggregate princi-pal amount to $241,000,000, which may be issued under an inden-ture (the "Indenture") dated as of May 13, 1996, between the Company and IBJ Schroder Bank & Trust Company, as trustee (the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respec-tive rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Hold-ers of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered.

     All capitalized terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

     No reference herein to the Indenture and no provi-sions of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and uncondi-tional, to pay the principal of, premium, if any, and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

     2.  Redemption.

     (a) Optional Redemption. Except as set forth below, the Notes are not redeemable prior to May 15, 2001. Subject to earlier redemption in the manner described in the next two suc-ceeding paragraphs, the Notes will be redeemable at the option of the Company, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued interest to the redemption date, if redeemed dur-ing the 12-month period beginning May 15 of the years indicated below:

     Year                          Redemption Price

     2001 ....................          106.00%

     2002 ....................          104.00
     2003 ....................          102.00
     2004 ....................          100.00

     In addition, at any time prior to May 15, 1999, the Company may, at its option, redeem up to 35% of the aggregate principal amount of Notes originally issued with the net pro-ceeds of one or more Public Equity Offerings or Strategic Equity Investments where the proceeds to the Company of any such Public Equity Offering or Strategic Equity Investment are at least $40.0 million, at 111.75% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of redemption; provided, however, that not less than $155.0 million principal amount of the Notes is outstanding immedi-ately after giving effect to such redemption (other than any Notes owned by the Company or any of its Affiliates) and such redemption is effected within 60 days of such issuance or investment.

      In addition, at any time prior to May 15, 2001, upon the occurrence of a Change of Control, the Company may redeem the Notes, in whole but not in part, at a redemption price equal to the principal amount thereof plus the Applicable Pre-mium plus accrued and unpaid interest, if any, to the date of redemption. Notice of redemption of the Notes pursuant to this paragraph shall be mailed to holders of the Notes not more than 30 days following the occurrence of a Change of Control. The Company may not redeem Notes pursuant to this paragraph if it has made an offer to repurchase Notes with respect to such Change of Control.

     (b) Sinking Fund. The Company will not be required to make any mandatory sinking fund payments in respect of the Notes.

     (c) Interest Payments. In the case of any redemp-tion of the Notes, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Notes, or one or more Predecessor Notes, of record at the close of business on the relevant Record Date referred to on the face hereof. Notes (or portions thereof) for whose redemption and payment provision is made in accor-dance with the Indenture shall cease to bear interest from and after the Redemption Date.

     (d) Partial Redemption. In the event of redemption of the Note in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

     3. Offers to Purchase. Sections 10.14 and 10.15 of the Indenture provide that following certain Asset Sales (with respect to Section 10.14) and upon the occurrence of a Change of Control Triggering Event (with respect to Section 10.15) and subject to further limitations contained therein, the Company shall make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

     4. Defaults and Remedies. If an Event of Default shall occur and be continuing, the principal of all of the out-standing Notes, plus all accrued and unpaid interest, if any, to the date the Notes become due and payable, may be declared due and payable in the manner and with the effect provided in the Indenture.

     5.  Defeasance.  The Indenture contains provisions
(which provisions apply to this Note) for defeasance at any time of (a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance by the Company with certain conditions set forth therein.

     6.  Amendments and Waivers.  The Company and the
Trustee (if a party thereto) may, without the consent of the Holders of any Outstanding Notes, amend, waive or supplement the Indenture or the Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, and making any change that does not adversely affect the rights of any Holder. Other amendments and modifications of the Indenture or the Notes may be made by the Company and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the Outstanding Notes, subject to certain exceptions requiring the consent of the Holders of the particular Notes to be affected. Any such consent or waiver by or on behalf of the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

     7. Denominations, Transfer and Exchange. The Notes are issuable only in registered form without coupons in denomi-nations of $1,000 and any integral multiple thereof. As pro-vided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggre-gate principal amount of Notes of the authorized denomination, as requested by the Holder surrendering the same.

      The transfer of this Note is registrable on the Note Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for such purpose in the Borough of Manhattan in The City of New York or at such other office or agency of the Com-pany as may be maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form sat-isfactory to the Company and the Note Registrar duly executed by, the Holder hereof or his attorney duly authorized in writ-ing, and thereupon one or more new Notes, of authorized denomi-nations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     8. Persons Deemed Owners. Prior to and at the time of due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is regis-tered as the owner hereof for all purposes, whether or not this Note shall be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

     9. No Recourse Against Others. No officer or employee of the Company, or any director, officer, partner, affiliate, employee or stockholder of the Company, shall have any liability for any obligations of the Company under the Notes or the Indenture. Each Holder of Notes by accepting a Note waives and releases all such liability, and such waiver and release is part of the consideration for the issuance of the Notes.

     10.  GOVERNING LAW.  THE INDENTURE AND THIS NOTE
SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF). THE TRUSTEE, THE COMPANY, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND THE HOLDERS AGREE TO SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEED-ING ARISING OUT OF OR RELATING TO THE INDENTURE OR THIS NOTE.

              ASSIGNMENT FORM

If you the holder want to assign this Note, fill in the form below and have your signature guaranteed:


I or we assign and transfer this Note to



(Insert assignee's social security or tax ID number) __________




(Print or type assignee's name, address and zip code) and irre-vocably appoint agent to transfer this Note on the books of the Company. The agent may substitute another to act for such agent.


Date:______________ Your signature:
                    (Sign exactly as your name
                    appears on the other side of
                    this Note)


                    By:
                      NOTICE:  To be executed
                      by an executive officer


NOTICE: Signature(s) must be guaranteed by an institution which is a participant in the Securities Transfer Agent Medal-lion Program ("STAMP") or similar program.

        OPTION OF HOLDER TO ELECT PURCHASE

     If you wish to have this Note purchased by the Com-pany pursuant to Section 10.14 or 10.15 of the Indenture, check the Box: [ ]

     If you wish to have a portion of this Note purchased by the Company pursuant to Section 10.14 or 10.15 of the Inden-ture, state the amount:

              $______________

Date: _____________ Your Signature: ____________________    __
                    (Sign exactly as your name
                     appears on the other side
                     of this Note)


                 By:
                    NOTICE:  To be signed
                    by an executive officer


NOTICE: Signature(s) must be guaranteed by an institution which is a participant in the Securities Transfer Agent Medal-lion Program ("STAMP") or similar program.

                               EXHIBIT C
           Form of Certificate To Be
         Delivered in Connection with
      Transfers to Non-QIB Accredited Investors


                          ___________, ____


IBJ SCHRODER BANK & TRUST COMPANY
One State Street
New York, New York  10004

Attention:  Corporate Trust Department


  Re:  Park Broadcasting, Inc. (the "Company")
     11-3/4% Senior Notes due 2004 (the "Notes")



Ladies and Gentlemen:

     In connection with our proposed purchase of $_______ aggregate principal amount of the Notes, we confirm that:

     1. We have received a copy of the Offering Memoran-dum (the "Offering Memorandum"), dated May 6, 1996, relat-ing to the Notes and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agreed to the matters stated in the section entitled "Notice to Investors" of the Offering Memorandum.

     2. We understand that any subsequent transfer of the Notes is subject to certain restrictions and condi-tions set forth in the Indenture dated as of May 13, 1996 relating to the Notes (the "Indenture") and the under-signed agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

     3. We understand that the Notes have not been reg-istered under the Securities Act, and that the Notes may not be offered or sold except as permitted in the follow-ing sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes within three years after the original issuance of the Notes, we will do so only (A) to the Company or any subsidiary thereof,
  (B) inside the United States in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) inside the United States to an "institutional accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you a signed letter substantially in the form of this letter,
  (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

     4. We understand that, on any proposed resale of any Notes, we will be required to furnish to you and the Company such certification, written legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the fore-going effect.

     5.   We are an institutional "accredited investor"
  (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment, as the case may be.

     6. We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

     You, the Company and counsel for the Company are entitled to rely upon this letter and are irrevocably autho-rized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                 Very truly yours,

                 [Name of Transferee]



                 By:
                      Authorized Signature

                               EXHIBIT D

        Form of Certificate To Be Delivered
          in Connection with Transfers
        ______Pursuant to Regulation S_____


                         ______________, ____



IBJ SCHRODER BANK & TRUST COMPANY
One State Street
New York, New York  10004

Attention:  Corporate Trust Department


  Re:  Park Broadcasting, Inc. (the "Company")
     11-3/4% Senior Notes due 2004 (the "Notes")

Ladies and Gentlemen:

     In connection with our proposed sale of $___________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regu-lation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

     (1) the offer of the Notes was not made to a person in the United States;

     (2) either (a) at the time the buy offer was origi-nated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or
  (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

     (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

     (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities
  Act; and

     (5) we have advised the transferee of the transfer restrictions applicable to the Notes.

     You, the Company and counsel for the Company are entitled to rely upon this letter and are irrevocably autho-rized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                 Very truly yours,

                 [Name of Transferor]


                 By:
                      Authorized Signature

                               EXHIBIT E



     Each Note that is issued with original issue discout within the meaning of Section 1273(a) of the Internal Revenue
Code of 1986, as amended, shall bear the following legend on the face thereof:

  THIS SECURITY WAS ISSUED WITH ORIGINAL ISSUE DIS-
  COUNT WITHIN THE MEANING OF SECTION 1273(a) OF THE
  INTERNAL REVENUE CODE OF 1986.  THE ISSUE PRICE IS
  $974.90 FOR EACH $1,000 OF STATED PRINCIPAL
  AMOUNT.  THE ORIGINAL ISSUE DISCOUNT IS $25.10 FOR
  EACH $1,000.00 OF STATED PRINCIPAL AMOUNT.  THE
  ISSUE DATE IS MAY 13, 1996.  THE YIELD TO MATURITY
  IS 12.250% COMPOUNDED SEMIANNUALLY.  ORIGINAL
  ISSUE DISCOUNT WILL BE ALLOCATED BASED ON ACCRUAL
  PERIODS ENDING ON EACH DATE ON WHICH AN INTEREST
  PAYMENT IS DUE AND THE 360 DAYS PER YEAR
  CONVENTION.

                            SCHEDULE A

           UNRESTRICTED SUBSIDIARIES

Park Broadcasting of Florida, Inc.

Park Radio of Greater New York, Inc.

Park Broadcasting of Iowa, Inc.

Park Radio of Iowa, Inc.

Roy H. Park Broadcasting of the Midwest, Inc.

Roy H. Park Broadcasting of Minnesota, Inc.

Roy H. Park Broadcasting of the Lake Country, Inc.

Roy H. Park Broadcasting of Oregon, Inc.

Contemporary FM, Inc.

Roy H. Park Radio, Inc.

Roy H. Park FM Broadcasting of East Carolina, Inc.

Roy H. Park Broadcasting of Syracuse, Inc.

Roy H. Park Broadcasting of Washington, Inc.